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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material Pursuant to §240.14a-12
Jones Lang LaSalle Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Jones Lang LaSalle Incorporated 200 East Randolph Drive Chicago, Illinois 60601

April 20, 2007

Dear Shareholder:

              We would like to invite you to attend our 2007 Annual Meeting of Shareholders. It will be held on Wednesday, May 30, 2007, beginning at 8:30 a.m., local time, at The Mid-America Club, located on the 80th floor of the Aon Center, 200 East Randolph Drive, Chicago, Illinois.

              We have enclosed our Annual Report for 2006 (which includes our Form 10-K) for your information. We have also enclosed a proxy card and a postage-paid return envelope.

             Your vote is very important to us.    To be sure that your shares will be voted at the Annual Meeting, you may either:

  (1)
  complete and sign the enclosed proxy card and return it by mail in the enclosed envelope as promptly as possible; or

  (2)
  vote electronically, by telephone or over the Internet, as described on the proxy card.

              If you attend the Annual Meeting, you may vote your shares in person even though you have previously given your proxy. We appreciate your continued interest in our firm.

Sincerely,
Sheila A. Penrose Chairman of the Board of Directors	Colin Dyer President and Chief Executive Officer

Jones Lang LaSalle Incorporated
200 EAST RANDOLPH DRIVE
CHICAGO, ILLINOIS 60601

NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS
To Be Held Wednesday, May 30, 2007

              The 2007 Annual Meeting of Shareholders of Jones Lang LaSalle Incorporated will take place on Wednesday, May 30, 2007, beginning at 8:30 a.m., local time, at The Mid-America Club, located on the 80th floor of the Aon Center, 200 East Randolph Drive, Chicago, Illinois. The Annual Meeting will have the following purposes:

  1.
  To elect six Directors to serve one-year terms until the 2008 Annual Meeting of Shareholders or until their successors are elected and qualify;

  2.
  To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2007;

  3.
  To approve amendments of the performance-based award provisions used to determine executive compensation under the Jones Lang LaSalle Stock Award and Incentive Plan; and

  4.
  To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

              Our Board of Directors has fixed the close of business on Friday, March 23, 2007 as the record date for determining the shareholders entitled to receive notice of and to vote at the Annual Meeting. Only shareholders or persons holding proxies from shareholders will be permitted to attend the Annual Meeting.

By Order of the Board of Directors
Mark J. Ohringer Corporate Secretary
April 20, 2007

              YOUR VOTE IS VERY IMPORTANT. ANY SHAREHOLDER MAY ATTEND THE ANNUAL MEETING IN PERSON. IN ORDER FOR US TO HAVE THE QUORUM NECESSARY TO CONDUCT THE ANNUAL MEETING, WE ASK THAT SHAREHOLDERS WHO DO NOT INTEND TO BE PRESENT AT THE ANNUAL MEETING IN PERSON EITHER (1) SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT BY MAIL IN THE ACCOMPANYING ENVELOPE OR (2) GIVE THEIR PROXY BY TELEPHONE OR OVER THE INTERNET. YOU MAY REVOKE ANY PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE ANNUAL MEETING.

Table of Contents

PROXY STATEMENT FOR THE 2007 ANNUAL MEETING OF SHAREHOLDERS

ITEM	PAGE
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING	1
CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS	7
Information about the Board of Directors and Corporate Governance	7
Director Independence; Review of Relationships and Related Transactions	7
Non-Executive Chairman of the Board	8
The Board and Board Committees	8
The Audit Committee	9
The Compensation Committee	10
The Nominating and Governance Committee	11
Nominations Process for Directors	12
Majority Voting for Directors	13
Director Compensation	13
De-Classification of the Terms of the Members of the Board of Directors	18
Attendance by Members of the Board of Directors at the Annual Meeting of Shareholders	19
Communicating with Our Board of Directors	19
PROPOSAL 1—ELECTION OF DIRECTORS	20
Directors and Executive Officers	20
Non-Executive Directors	20
Directors Who Are Also Executive Officers	22
Additional Executive Officers	23
Executive Compensation	25
Compensation Discussion and Analysis	25
Compensation Committee Report	47
Compensation Tables	48
Summary of Plans, Programs and Agreements
Common Stock Security Ownership of Certain Beneficial Owners and Management	63
Section 16(a) Beneficial Ownership Reporting Compliance	65
Certain Relationships and Related Transactions	66
PROSPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	67
Information About the Independent Registered Public Accounting Firm	67
Audit Committee Report	68
PROPOSAL 3—APPROVAL OF AMENDMENTS OF THE PERFORMANCE-BASED AWARD PROVISIONS USED TO DETERMINE EXECUTIVE COMPENSATION UNDER THE JONES LANG LASALLE STOCK AWARD AND INCENTIVE PLAN	70
PROXY SOLICITATION EXPENSE	73
APPENDIX A: Proposed form of Amendments to the Stock Award and Incentive Plan

Jones Lang LaSalle Incorporated
200 EAST RANDOLPH DRIVE
CHICAGO, ILLINOIS 60601

PROXY STATEMENT

2007 Annual Meeting of Shareholders

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND OUR ANNUAL MEETING

Q:        Why am I receiving these materials?

A:        The Board of Directors (the Board) of Jones Lang LaSalle Incorporated, a Maryland corporation (Jones Lang LaSalle, which may sometimes be referred to as the Company or as we, us or our), is providing these proxy materials for you in connection with the Company's 2007 Annual Meeting of Shareholders (including any adjournments or postponements, the Annual Meeting). The Annual Meeting will take place at 8:30 a.m. local time, on Wednesday, May 30, 2007 at The Mid-America Club, located on the 80th floor of the Aon Center, 200 East Randolph Drive, Chicago Illinois. We are sending this Proxy Statement and the enclosed form of proxy to our shareholders on or about April 20, 2007.

              As one of our shareholders, you are invited to attend the Annual Meeting and you are entitled and encouraged to vote on the items of business described in this Proxy Statement.

Q:        What information does this Proxy Statement contain?

A:        The information we have included in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting and also to the voting process. We have organized this Proxy Statement according to the three different matters on which our shareholders will be voting and to provide the information we are required to disclose in order for you to make your decision about how to vote.

Q:        What information is included with this Proxy Statement?

A:        We are also sending you our 2006 Annual Report, which includes our Form 10-K for the year ended December 31, 2006, as well as a proxy card and a postage-paid return envelope.

Q:        What items of business will be voted on at the Annual Meeting?

A:        The items of business scheduled to be voted on at the Annual Meeting are:

•	The election of six directors to serve one-year terms until the 2008 Annual Meeting of Shareholders;
•	The ratification of the appointment of our independent registered public accounting firm for the year ending December 31, 2007; and
•	The approval of amendments of the performance-based award provisions used to determine executive compensation under our Stock Award and Incentive Plan.

We will also consider other business that properly comes before the Annual Meeting.

Q:        How does the Board recommend that I vote?

A:        Our Board recommends that you vote your shares as follows:

•	FOR each of the nominees to the Board;
•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2007; and
•	FOR the approval of amendments of the performance-based award provisions used to determine executive compensation under the Stock Award and Incentive Plan.

Q:        What shares may I vote?

A:        Only shareholders of record of Jones Lang LaSalle's Common Stock, $.01 par value per share (the Common Stock), at the close of business on Friday, March 23, 2007 (the Record Date), are entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on all matters voted upon by shareholders and is entitled to vote for as many persons as there are Directors to be elected. Based on the information we have received from our transfer agent and stock registrar, there were 36,768,790 voting shares of Common Stock outstanding on the Record Date. The shares of our Common Stock are held in approximately 540 registered accounts representing approximately 22,600 beneficial owners.

Q:        What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:        Most Jones Lang LaSalle shareholders hold their shares through a broker or other nominee rather than directly in their own names. There are some distinctions between shares you hold of record and those you own beneficially, as follows:

    Shareholder of Record

    If your shares are registered directly in your name with Jones Lang LaSalle's stock registrar, Mellon Investor Services, then with respect to those shares we consider you to be the shareholder of record, and we are therefore sending these proxy materials directly to you. As a shareholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

    Beneficial Owner

    If you hold shares in a brokerage account or by a trustee or another nominee, then we consider you to be the beneficial owner of shares held "in street name," and we are forwarding these proxy materials to you through your broker, trustee or nominee, together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and we are also inviting you to attend the Annual Meeting.

    Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a "legal proxy" from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. Your broker, trustee or nominee has enclosed or provided instructions to you on how to vote your shares.

Q:        How can I attend the Annual Meeting?

A:        You are entitled to attend the Annual Meeting only if you were a Jones Lang LaSalle shareholder as of the close of business on Friday, March 23, 2007 or you hold a valid proxy for the Annual Meeting. You should be prepared to present a photo identification for admittance. In addition, if you are a shareholder of record, we will verify your name against the list of shareholders of record on the Record Date prior to admitting you to the Annual Meeting. If you are not a shareholder of record but hold shares through a broker, trustee or nominee (in street name), you should provide proof of beneficial ownership on the Record Date, such as your most recent account statement prior to March 23, 2007, a copy of the voting instruction card provided to you, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, we will not admit you to the Annual Meeting.

Q:        How can I vote my shares in person at the Annual Meeting?

A:        You may vote in person at the Annual Meeting those shares you hold in your name as the shareholder of record. You may vote in person at the Annual Meeting shares you hold beneficially in street name only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:        How can I vote my shares without attending the Annual Meeting?

A:        Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. Shareholders may deliver their proxies either:

  (1)
  by completing and submitting a properly signed proxy card or voting instruction card;
  (2)
  by telephone; or
  (3)
  electronically over the Internet.

              You will find instructions on the proxy card or voting instruction card.

Q:        May I change my vote or revoke my proxy?

A:        You may change your vote at any time prior to the vote at the Annual Meeting. If you are the shareholder of record, you may change your vote by:

  (1)
  granting a new proxy bearing a later date (which automatically revokes the earlier proxy);
  (2)
  providing a written notice of revocation prior to your shares being voted; or
  (3)
  attending the Annual Meeting and voting in person.

              A written notice of revocation must be sent to our Corporate Secretary at the address of our principal executive office, which we provide above. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Q:        Who can help answer my questions?

A:        If you have any questions about the Annual Meeting or how to vote or revoke your proxy, please contact Mellon Investor Services at +1.201.680.5235.

              If you need additional copies of this Proxy Statement or voting materials, please contact Mellon Investor Services at the number above or the Company's Investor Relations team at +1.312.228.2430.

Q:        How many shares must be present or represented to conduct business at the Annual Meeting?

A:        The quorum requirement for holding the Annual Meeting and transacting business is that holders of a majority of shares of our Common Stock that are issued and outstanding and are entitled to vote must be present in person or represented by proxy.

Q:        What is the voting requirement to approve each of the proposals?

A:        Directors will be elected by a plurality of the votes cast at the Annual Meeting, which means that the six nominees receiving the highest number of votes will be elected. There is no cumulative voting for Directors. The affirmative vote of a majority of the total number of votes cast by holders of Common Stock entitled to vote at the Annual Meeting will be necessary to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2007. The affirmative vote of a majority of the total number of votes cast by holders of Common Stock entitled to vote at the Annual Meeting will also be necessary to approve the amendments of the performance-based award provisions used to determine executive compensation under our Stock Award and Incentive Plan.

Q:        How are votes counted?

A:        We will count shares of Common Stock represented in person or by properly executed proxy for the purpose of determining whether a quorum is present at the Annual Meeting. We will treat shares which abstain from voting as to a particular matter and broker non-votes (as defined below) as shares that are present at the Annual Meeting for purposes of determining whether a quorum exists, but we will not count them as votes cast on such matter. Accordingly, abstentions and broker non-votes will have no effect in determining whether Director nominees have received the requisite number of affirmative votes. Abstentions and broker non-votes will also have no effect on the voting with respect to the approval of KPMG LLP or approval of the material terms of the performance criteria used to determine executive compensation under our Stock Award and Incentive Plan.

              A "broker non-vote" occurs when a broker does not vote on a matter on the proxy card because the broker does not have discretionary voting power for that particular matter and has not received voting instructions from the beneficial owner.

Q:        What happens if I sign but do not give specific voting instructions on my proxy?

A:        If you hold shares in your own name and you sign and return a proxy card without giving specific voting instructions, the proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this Proxy Statement, and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

              If you hold shares through a broker, trustee or other nominee and do not provide your broker with specific voting instructions, under the rules that govern brokers in such circumstances, your broker will have the discretion to vote such shares on routine matters, but not on non-routine matters. As a result:

  •
  Your broker will have the authority to exercise discretion to vote your shares with respect to Proposal 1 (election of directors) and Proposal 2 (approval of KPMG LLP) because they involve matters that are considered routine.
  •
  Your broker will not have the authority to exercise discretion to vote your shares with respect to Proposal 3 (approval of the amendments of the performance-based award provisions used to determine executive compensation under our Stock Award and Incentive Plan) because it involves a matter that is considered non-routine.

              As the proposals to be acted upon at our Annual Meeting include both routine and non-routine matters, the broker will turn in a proxy card for uninstructed shares that votes FOR the election of directors and the appointment of KPMG LLP, but expressly states that the broker is NOT voting on the remaining proposal regarding the Stock Award and Incentive Plan. The votes with respect to that remaining proposal will therefore be broker non-votes.

Q:        What happens if a Director does not receive a majority of the votes cast for him or her?

A:        Under the Corporate Governance Guidelines that our Board has established, if a Director does not receive the vote of at least the majority of the votes cast, that Director will promptly tender his or her resignation to the Board. Our Nominating and Governance Committee will then make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board is required to take action with respect to the resignation, and publicly disclose its rationale, within 90 days from the date of the certification of the election results. We provide additional details about our majority voting procedures under "Corporate Governance Principles and Board Matters" below.

Q:        What happens if additional matters are presented at the Annual Meeting?

A:        Each valid proxy returned to Jones Lang LaSalle will be voted at the Annual Meeting as directed on the proxy or, if no direction is made with respect to a proposal, then in accordance with the recommendations of our Board of Directors as set forth in this Proxy Statement. We do not know of any matters to be presented at the Annual Meeting other than the proposals we describe in this Proxy Statement. However, if any other matters are properly presented at the Annual Meeting, the persons named on the enclosed proxy intend to vote the shares represented by them in accordance with their best judgment pursuant to the discretionary authority the proxy grants to them.

Q:        Who will serve as inspector of elections?

A:        The inspector of elections will be a representative of Mellon Investor Services.

Q:        What should I do if I receive more than one set of voting materials?

A:        There are circumstances under which you may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each Jones Lang LaSalle proxy card and voting instruction card that you receive, since each one represents different shares that you own.

Q:        Where can I find the voting results of the Annual Meeting?

A:        We intend to announce preliminary voting results at the Annual Meeting and then publish the final results in our quarterly report on Form 10-Q for our quarter ended June 30, 2007.

Q:        What is the deadline to propose actions for consideration at next year's Annual Meeting of Shareholders or to nominate individuals to serve as Directors?

A:        Shareholder proposals, including nominations for individuals to serve as directors, intended to be presented at the 2008 Annual Meeting and included in Jones Lang LaSalle's Proxy Statement and form of proxy relating to that Annual Meeting pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934 (the Exchange Act) must be received by Jones Lang LaSalle at our principal executive office by December 21, 2007. Our Bylaws require that proposals of shareholders made outside of Rule 14a-8 under the Exchange Act must be submitted not later than March 1, 2008 and not earlier than January 31, 2008.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

              Our policies and practices reflect corporate governance initiatives that we believe comply with the listing requirements of the New York Stock Exchange (NYSE), on which our Common Stock is traded, the corporate governance requirements of the Sarbanes-Oxley Act of 2002 as currently in effect, various regulations issued by the United States Securities and Exchange Commission (SEC) and certain provisions of the General Corporation Law in the State of Maryland, where Jones Lang LaSalle is incorporated.

              We maintain a corporate governance section on our public website, www.joneslanglasalle.com, which includes key information about the corporate governance initiatives that are set forth in our Corporate Governance Guidelines, the Charters for the three Committees of our Board of Directors described below, a Statement of Qualifications of Members of the Board of Directors and our Code of Business Ethics. We will also make this information available in print to any shareholder who requests it in writing from our Corporate Secretary at the address of our principal executive office set forth above. The Board of Directors regularly reviews corporate governance developments and modifies our Guidelines and Charters accordingly.

              Our Code of Business Ethics applies to all employees of the Company, including all of our executive officers, as well as to the members of our Board of Directors.

Information about the Board of Directors and Corporate Governance

              The Board, which is elected by the shareholders, is the ultimate decision-making body of the Company except with respect to those matters reserved to the shareholders either by applicable law, our Articles of Incorporation or our By-Laws. The Board elects the Chairman of the Board, the Chief Executive Officer and certain other members of the senior management team, which is in turn responsible for conducting the Company's business under the oversight of the Board to enhance the long-term value of the Company for the benefit of its shareholders. The Board acts as an advisor and counselor to the Company's senior management and ultimately monitors its performance.

Director Independence; Review of Relationships and Related Transactions

              A majority of our Board must, and does, consist of independent Directors. All of the members of the Audit, Compensation and Nominating and Governance Committees of our Board must be, and are, independent Directors. For a Director to be considered independent, the Board must determine that the Director does not have any direct or indirect material relationship with the Company. The Board observes all criteria for independence and experience established by the NYSE (including Rule 303A in its Listed Company Manual) and by other governing laws and regulations.

              The Board regularly reviews any relationships that a Director may have with the Company in order to reaffirm his or her independence. After a review of the written responses from our Directors to inquiries from the Company, and based on the Company's records, the only such relationships of which we are aware are those two matters we specifically disclose below under "Certain Relationships and Related Transactions." Each of them involves an investment by a Director in a product offered by the Company that was made on the same terms and conditions available to other similarly situated investors. Therefore, the Board believes that neither of them constitutes a material relationship with the Company that would detract from the Director's independence.

              The Board has therefore determined that all Directors whom we describe in this Proxy Statement as being Non-Executive Directors (meaning Directors whom we do not otherwise employ as Company officers) are independent according to the applicable criteria.

Non-Executive Chairman of the Board

              Since January 1, 2005, Sheila A. Penrose, a Non-Executive Director, has held the role of the Chairman of the Board. The Board has determined that Ms. Penrose will also serve as the Lead Independent Director of the Board for purposes of the NYSE's corporate governance rules, including presiding over regularly scheduled executive sessions of our Non-Executive Directors. The Board has determined that each person who serves as Chairman of the Board from time to time, if that person is independent, will automatically also serve as a member of each of the Board's Committees.

The Board and Board Committees

    Board Composition

              Our Board consisted of the same eight individuals for all of 2006 and through the date of this Proxy Statement in 2007. In addition to Ms. Penrose, who is the Chairman, our Non-Executive Directors are Henri-Claude de Bettignies, Darryl Hartley-Leonard, Sir Derek Higgs, Alain Monié and Thomas C. Theobald. Our Directors who are also Executive Officers are Colin Dyer, who is our President and Chief Executive Officer, and Lauralee E. Martin, who is our Chief Operating and Financial Officer. We provide biographical information about all of our current Directors below.

    Board Meetings During 2006

              The full Board of Directors held four in-person meetings and five telephonic meetings during 2006. Each Director who held such position during 2006 attended, in aggregate, at least 75% of all meetings of the Board and of any Committee on which such Director served. Our Non-Executive Directors meet in executive session without management participation during every in-person Board meeting.

    Board Committees

              Our Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee. The following table identifies:

  (1)
  the current members of each of the Committees, all of whom are independent Non-Executive Directors;
  (2)
  the Director who currently serves as the Chairman of each Committee; and
  (3)
  the number of meetings each Committee held during 2006.

Current Committee Membership and Number of Meetings During 2006

Director Name	Audit Committee	Compensation Committee	Nominating and Governance Committee
Henri-Claude de Bettignies	x	x	x
Darryl Hartley-Leonard	x		x
Sir Derek Higgs	Chairman	x	x
Alain Monié		x	x
Sheila A. Penrose	x	x	Chairman
Thomas C. Theobald		Chairman	x
Number of Meetings During 2006:	8	5	4

The Audit Committee

              Sir Derek Higgs (Chairman), Messrs. de Bettignies and Hartley-Leonard and Ms. Penrose served as members of the Audit Committee during the entire year of 2006.

              Under the terms of its Charter, the Audit Committee acts on behalf of the Board to monitor (1) the integrity of the Company's financial statements, (2) the qualifications and independence of the Company's independent registered public accounting firm, (3) the performance of the Company's internal audit function and of its independent registered public accounting firm and (4) compliance by the Company with legal and regulatory requirements. In fulfilling its responsibilities, the Audit Committee has the full authority of the Board to, among other things:

  •
  appoint or replace the independent registered public accounting firm, which reports directly to the Audit Committee;

  •
  appoint or replace the Company's senior internal auditing executive, who reports directly to the Audit Committee;

  •
  review with management and the independent registered public accounting firm the Company's quarterly financial statements, including disclosures made in management's discussion and analysis, prior to the filing of the Company's Quarterly Reports on Form 10-Q;

  •
  review with management and the independent registered public accounting firm the Company's annual audited financial statements, including disclosures made in management's discussion and analysis, prior to the filing of the Company's Annual Report on Form 10-K;

  •
  discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies;

  •
  discuss with management and the independent registered public accounting firm the Company's internal controls, disclosure controls and procedures and any major issues as to the adequacy of those controls and procedures and any special steps adopted in light of any material control deficiencies;

  •
  establish procedures for the treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

  •
  discuss with management and advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and the Company's Code of Business Ethics.

              See also the report of the Audit Committee set forth in the section headed "Audit Committee Report" below under "Proposal 2."

              Our Board has determined that each of the members of our Audit Committee is "financially literate" and that at least one of the members has "accounting or related financial management expertise," in each case as required by the NYSE. While the Board has also determined that no individual member of the Audit Committee meets the specific technical definition under SEC regulations of an "audit committee financial expert" with respect to generally accepted accounting principles within the United States, the Board believes that the members comprising the Audit Committee, all of whom have had distinguished careers within prominent and sophisticated international business or academic institutions, have the requisite attributes and abilities to allow them collectively to fulfill their responsibilities as Audit Committee members.

The Compensation Committee

              Messrs. Theobald (Chairman), de Bettignies and Monié, Sir Derek Higgs, and Ms. Penrose served as members of the Compensation Committee during the entire year of 2006.

              Under the terms of its Charter, the Compensation Committee acts on behalf of the Board to formulate, evaluate and approve the compensation of the Company's executive officers and key employees and to oversee all compensation programs involving the use of the Company's Common Stock. In fulfilling its responsibilities, the Compensation Committee has the full authority of the Board to, among other things:

  •
  annually review and approve corporate goals and objectives relevant to the compensation of the Company's Chief Executive Officer, evaluate the Chief Executive Officer's performance in light of those goals and objectives and determine his or her compensation levels based on such evaluation;

  •
  annually review and approve the compensation of the other executive officers of the Company who serve on its Global Executive Committee;

  •
  review and approve any employment contracts, severance arrangements and other agreements (including any change in control provisions that are included) for executive officers of the Company and the overall programs under which any such arrangements may be offered to other employees of the Company;

  •
  approve cash incentives and deferred compensation plans for executives and oversee performance objectives and funding for executive incentive plans; and

  •
  approve and oversee compensation programs involving the use of the Company's Common Stock and, where required, submit equity compensation matters to the Company's shareholders.

              See also the report of the Compensation Committee set forth in the section headed "Compensation Committee Report" below under "Proposal 1."

             Compensation Committee Interlocks and Insider Participation in Compensation Decisions.    There are no Compensation Committee interlocks or insider participation on the Compensation Committee. Certain executive officers attend meetings of the Compensation Committee in order to present information and answer questions of the members of the Compensation Committee.

The Nominating and Governance Committee

              Ms. Penrose (Chairman), Sir Derek Higgs and Messrs. de Bettignies, Hartley-Leonard, Monié and Theobald served as members of the Nominating and Governance Committee during the entire year of 2006.

              Under the terms of its Charter, the Nominating and Governance Committee acts on behalf of the Board to (1) identify and recommend to the Board qualified candidates for director nominees for each Annual Meeting of Shareholders and to fill vacancies on the Board occurring between such Annual Meetings, (2) recommend to the Board nominees for Directors to serve on each Committee of the Board, (3) develop and recommend to the Board the Corporate Governance Guidelines and (4) lead the Board in its annual review of the Board's performance. In fulfilling its duties, the Nominating and Governance Committee has the full authority of the Board to, among other things:

  •
  adopt and periodically review the criteria for the selection of Directors and members of Board Committees and, when necessary, conduct searches for and otherwise assist in attracting highly qualified candidates to serve on the Board, including candidates recommended by shareholders;

  •
  review the qualifications of new candidates for Board membership and the performance of incumbent Directors whose terms are to expire at the next Annual Meeting of Shareholders;

  •
  periodically review the compensation paid to Non-Executive Directors for their services as members of the Board and its Committees and make recommendations to the Board for any appropriate adjustments;

  •
  periodically review and bring to the attention of the Board current and emerging trends in corporate governance issues and how they may affect the business operations of the Company;

  •
  periodically review the structure, size, composition and operation of the Board and each Committee of the Board and recommend Committee assignments to the Board, including rotation, re-assignment or removal of any Committee member; and

  •
  oversee and periodically review the orientation program for new Directors and continuing education programs for existing Directors.

Nominations Process for Directors

    Identifying and Evaluating Nominees for Directors

              The Nominating and Governance Committee employs a variety of methods to identify and evaluate nominees for Director. The Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Committee would consider various potential candidates for Director. Candidates may come to the attention of the Committee through then current Board members, Company executives, shareholders, professional search firms or other persons. The candidates would be evaluated at regular or special meetings of the Committee and may be considered at any point during the year depending upon the circumstances. As described below, the Committee will consider properly submitted shareholder nominations of candidates for election to the Board at an Annual Meeting. Following verification of the shareholder status of the persons proposing candidates, the Committee would aggregate and consider recommendations at a regularly scheduled meeting, which would generally be the first or second meeting prior to the issuance of a proxy statement for the subsequent Annual Meeting. If a shareholder provides any materials in connection with the nomination of a Director candidate, the materials will be forwarded to the Committee. The Committee would also review materials that professional search firms or other parties provide in connection with a nominee who is not proposed by a shareholder. If the Committee nominated a candidate proposed by a professional search firm, the Committee would expect to compensate such firm for its services, but the Board would not pay any compensation for suggestions of candidates from any other source.

    Director Qualifications

              Our Board has adopted a Statement of Qualifications of Members of the Board of Directors, which is available on our website and contains the membership criteria that apply to nominees to be recommended by the Nominating and Governance Committee. According to these criteria, the Board should be composed of individuals who have demonstrated notable or significant achievements in business, education or public service. In addition, the members of the Board should possess the acumen, education and experience to make a significant contribution to the Board and bring a range of skills, diverse perspectives and backgrounds to the deliberations of the Board. Importantly, the members of the Board must have the highest ethical standards, a strong sense of professionalism and a dedication to serving the interests of all the shareholders and they must be able to make themselves readily available to the Board in the fulfillment of their duties. All members of the Board must also satisfy all additional criteria for Board membership that may be set forth in the Company's Corporate Governance Guidelines. These criteria set forth the particular attributes that the Committee should consider when evaluating a candidate's management and leadership experience, the skills and diversity that a candidate would contribute to the Board and the candidate's integrity and professionalism.

    Shareholder Nominees

              The Nominating and Governance Committee will consider properly submitted nominations of candidates for membership on the Board as described above. Any shareholder nominations proposed for consideration by the Committee should include the nominee's name and qualifications for Board membership and evidence of the consent of the proposed nominee to serve as a Director if elected. Nominations should be addressed to our Corporate Secretary at the address of our principal executive office set forth above. Consistent with the deadline for submission of shareholder proposals generally, nominations for individuals to be considered for election at the 2008 Annual Meeting must be received by the Corporate Secretary at our principal executive office by no later than December 21, 2007.

Majority Voting for Directors

              During 2006, our Board amended our Corporate Governance Guidelines to provide that if a nominee for Director who is an incumbent Director does not receive the vote of at least the majority of the votes cast at any meeting for the election of Directors at which a quorum is present and no successor has been elected at such meeting, the Director will promptly tender his or her resignation to the Board. For purposes of the Guidelines, a majority of votes cast means that the number of shares voted "for" a Director's election exceeds 50% of the number of votes cast with respect to that Director's election or, in the case where the number of nominees exceeds the number of Directors to be elected, cast with respect to election of Directors generally. Votes cast include votes to withhold authority in each case and exclude abstentions with respect to that Director's election or, in the case where the number of nominees exceeds the number of directors to be elected, abstentions with respect to election of Directors generally.

              The Nominating and Governance Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will act on the tendered resignation, taking into account the recommendation of the Committee, and publicly disclose its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Committee in making its recommendations, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The Director who tenders his or her resignation will not participate in the recommendation of the Committee or the decision of the Board with respect to his or her resignation. If such incumbent Director's resignation is not accepted by the Board, such Director will continue to serve until the next Annual Meeting and until his or her successor is duly elected, or his or her earlier resignation or removal.

              If a Director's resignation is accepted by the Board, or if a nominee for Director is not elected and the nominee is not an incumbent Director, then the Board, in its sole discretion, may either fill any resulting vacancy or may decrease the size of the Board, in each case pursuant to the provisions of the Company's By-Laws.

Director Compensation

              Under its Charter, our Nominating and Governance Committee is responsible for determining and recommending to the Board the overall compensation program for our Non-Executive Directors.

              We use a combination of cash and stock-based incentive compensation for the members of our Board. The Committee seeks to provide compensation to our Non-Executive Directors that is:

  •
  sufficient to attract and retain the highest caliber individuals who meet the established criteria for Board membership;
  •
  reflective of the demands placed on Board and Committee membership by a complex and geographically dispersed, global organization operating in highly competitive and dynamic markets; and

  •
  commensurate with the compensation paid to directors at other firms under broadly similar circumstances.

              Non-Executive Directors are subject to a stock ownership guideline whereby we expect that, at a minimum, each Director shall have acquired, and for as long as he or she remains a member of the Board will maintain ownership of, at least five thousand (5,000) shares of the Company's Common Stock by the third anniversary of his or her first election to the Board. All unvested restricted stock units that have been granted to a Director, or shares which a Director has elected to take in lieu of cash compensation or has deferred under any deferred compensation plan, count toward the minimum.

              Annually, the Committee gathers data from studies that are published by independent non-profit organizations (for example, the National Association of Corporate Directors and The Conference Board) and compensation consulting firms (for example, Pearl Meyer and Partners and Frederic W. Cook & Co., Inc.). For comparison purposes, the Committee then uses the studies and data that appear to be most relevant and closely associated to the Company's own circumstances. The Committee seeks information regarding:

  •
  Board retainers;
  •
  cash versus equity compensation;
  •
  compensation for serving on committees and for chairing committees; and
  •
  equity ownership guidelines and compensation for non-executive chairmen.

Based upon an internal guideline, the Committee then seeks to make any adjustment to the overall compensation program deemed necessary to satisfy the above criteria approximately every other year. In order to determine the compensation of our Chairman of the Board, our Committee meets in executive session, led by the Chairman of our Compensation Committee, without our Chairman of the Board being present.

    Compensation for Our Non-Executive Directors

             2006 and 2007 Compensation Program.    Effective January 1, 2006, under the program that the Nominating and Governance Committee has established, each Non-Executive Director receives:

  •
  an annual retainer of $60,000, paid quarterly;
  •
  $3,000 for attendance at each meeting ($1,000 for telephonic meetings) of the Board;
  •
  $1,500 per meeting ($1,000 for telephonic meetings) for each Committee meeting (and the meeting of any special committee); and
  •
  an annual grant of restricted stock units in an amount equal to $75,000 (with the number of restricted stock units based on the closing price of our Common Stock on the grant date, which is the day after the Annual Meeting), to become vested on the fifth anniversary of the date of grant, subject to continued service on the Board.

              In addition, effective January 1, 2006, the Chairman of the Audit Committee receives an annual retainer of $20,000, the Chairman of the Compensation Committee receives an annual retainer of $10,000 and the Chairman of the Nominating and Governance Committee receives an annual retainer of $5,000. Each member of the Audit Committee other than the Chairman receives an annual retainer of $5,000.

              Upon being elected to the Board for the first time, a Non-Executive Director also receives a one-time grant of restricted stock units in an amount equal to $75,000 (with the number of shares based on the closing price of our Common Stock on the grant date, which is the date of the election), to become vested on the fifth anniversary of the date of grant, subject to continued service on the Board.

              Directors who are also officers or employees of Jones Lang LaSalle (currently Colin Dyer and Lauralee E. Martin) are not paid any Directors' fees. Jones Lang LaSalle reimburses all Directors for reasonable travel, lodging and related expenses incurred in attending meetings.

             Equity Grants Prior to 2006.    Prior to and through 2003, (1) each Non-Executive Director elected to the Board for the first time received upon such election a one-time grant of options to purchase 5,000 shares of Common Stock at fair market value on the date of grant and (2) each Non-Executive Director also received, on the day after each Annual Meeting of Shareholders at which the Non-Executive Director continued in office, an annual grant of options to purchase 5,000 shares. All of the foregoing options have a 10-year term and vest over a 5-year period, with 20% becoming vested on each anniversary of the date of grant. The foregoing grants of options were made automatically under our Stock Award and Incentive Plan.

              In 2004 and 2005, the compensation program provided that (1) upon election to the Board for the first time, each Non-Executive Director would receive a one-time grant of restricted stock units in an amount equal to $50,000 and (2) each Non-Executive Director would also receive, on the day after each Annual Meeting of Shareholders at which the Non-Executive Director continued in office, an annual grant of restricted stock units in an amount equal to $50,000. In each case, the number of restricted stock units was based on the closing price of our Common Stock on the grant date. All such restricted stock units become vested on the fifth anniversary of the grant date.

             Election to Receive Equity in Lieu of Cash.    Prior to and through 2002, a Non-Executive Director could elect to receive, in lieu of the annual cash retainer, an option for a number of shares such that the value of the option was equal to the amount of the annual retainer. The Stock Award and Incentive Plan established the value of these options as being equal to 33% of the exercise price for options issued with respect to 1999 through 2002. For such options, the exercise price was equal to the average closing prices of our Common Stock on the last trading day of each calendar quarter during the year. Such stock options were granted on January 1 of the year following the year in which the retainer was earned, were fully vested upon grant and have 10-year terms.

              Beginning in 2003, Non-Executive Directors were permitted to elect to receive shares of our Common Stock in lieu of any or all of their annual cash retainer, on a quarterly basis, based on the closing price of our Common Stock on the last trading day of each quarter. In addition, the Non-Executive Directors may elect to defer receipt of such shares for specified periods and, consistent with our Stock Ownership Program described below, the Company will increase the initial value of any shares so deferred by the same amount as we increase them for employee participants generally (currently 25%).

             Election to Participate in the Deferred Compensation Plan.    Effective for compensation paid on and after January 1, 2004, we established a Deferred Compensation Plan for our employees in the United States who are at our National Director level and above and also for members of our Board of Directors who are subject to United States income tax. The Deferred Compensation Plan is a non-qualified and unfunded deferred compensation program under which the eligible members of our Board may voluntarily elect to defer up to 100% of their cash retainers, meeting fees and restricted stock units that vest. Elections are made on an annual basis. Each of Ms. Penrose, Mr. Hartley-Leonard and Mr. Theobald has deferred certain portions of his or her Director's fees into the Deferred Compensation Plan.

              The amounts of any compensation deferred under the Plan remain an asset of the Company and constitute an unsecured obligation of the Company to pay the participants in the future and, as such, are subject to the claims of other creditors in the event of the Company's insolvency. Gains and losses on deferred amounts are credited based on the performance of a hypothetical investment in a variety of mutual fund investment choices selected by the participants. A participant's account may or may not appreciate depending upon the performance of the hypothetical investment selections the participants make. Participants must elect certain future distribution dates on which all or a portion of their accounts will be paid to them in cash, including in the case of a change in control of the Company. The Company does not make any contributions to the Plan beyond the amounts of compensation that participants themselves elect to contribute.

    Compensation for Our Chairman of the Board

              As a Non-Executive Director who was elected to the position of Chairman of the Board effective January 1, 2005, Ms. Penrose receives an annual retainer in addition to the foregoing amounts in consideration of undertaking the responsibilities and time commitments associated with that position as the Board has established it. The Chairman's annual retainer for 2005, which was the first year of the two-year term to which she was originally has been elected, was $100,000. Beginning on January 1, 2006, the Chairman's annual retainer was increased to $120,000. In addition, at the time of her election in 2005, Ms. Penrose received a one-time grant of 1,000 restricted stock units, which vested January 1, 2007. Ms. Penrose is permitted to apply her Chairman's retainer to the programs described above with respect to electing to receive shares in lieu of cash or to deferring amounts under the Deferred Compensation Plan.

              The Board has extended the term of Ms. Penrose's appointment to the date of the 2007 Annual Meeting of Shareholders, at which time the Board will re-evaluate whether to further extend the appointment.

    Director Compensation for 2006

              The following table provides information about the compensation we paid to our Non-Executive Directors in respect of their services during 2006:

Name	Year	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non- Qualified Deferred Compensation Earnings	All Other Compensation (4)	Total
Henri-Claude de Bettignies	2006	$38,000	$110,010	$9,673	—	—	$6,371	$164,054
Darryl Hartley-Leonard	2006	$33,000	$110,010	$9,673	—	—	$5,180	$157,863
Sir Derek Higgs	2006	$124,000	$28,760	$9,673	—	—	$2,203	$164,636
Alain Monié	2006	$60,500	$58,758	—	—	—	$1,218	$120,476
Sheila A. Penrose	2006	$39,000	$285,050	$9,047	—	—	$8,174	$341,271
Thomas C. Theobald	2006	$29,000	$116,260	$9,673	—	—	$2,720	$157,653

(1)
The amounts in this column reflect the aggregate cash fees for each director earned as result of Board membership, meeting fees and Committee retainers.

(2)
The stock awards in this column reflect (i) the annual retainer of $75,000 in restricted stock units granted to each Director and (2) the election of each Director to receive all or a portion of his or her annual cash retainer in shares, as we describe above, including the 25% uplift amount.

  The amounts we report in this column are those we recognized for financial statement reporting purposes for the year ended December 31, 2006 in accordance with SFAS No. 123(R) and therefore include amounts from awards granted prior to 2006. The amounts have been determined based on the assumptions set forth in footnote 7 to the Company's Consolidated Financial Statements for the year ended December 31, 2006, included in the Company's Annual Report on Form 10-K. The grant date fair values of the stock awards to our Non-Executive Directors in 2006, computed in accordance with SFAS No. 123(R), were as follows:

Name	Grant Date Fair Value of Restricted Stock Units
Henri-Claude de Bettignies	$156,250
Darryl Hartley-Leonard	$156,250
Sir Derek Higgs	$75,000
Alain Monié	$115,000
Sheila A. Penrose	$312,500
Thomas C. Theobald	$162,500
(3)
The amounts we report in this column are those we recognized for financial statement reporting purposes for the year ended December 31, 2006 in accordance with SFAS No. 123(R) in connection with stock options that were granted to our Directors in previous years. The amounts have been determined based on the assumptions set forth in footnote 7 to the Company's Consolidated Financial Statements for the year ended December 31, 2006, included in the Company's Annual Report on Form 10-K.

(4)
In each of June and December of 2006, at the same time that the Company paid a regular semi-annual cash dividend of $0.25 per share and $0.35 per share of its outstanding common stock, respectively, the Company also paid a dividend equivalent of the same amount on each outstanding restricted stock unit. The amounts shown in this column reflect the dividend equivalents that were paid on restricted stock units held by each of the Directors.

              We do not provide perquisites to our Non-Executive Directors.

    Director Stock Ownership

              As of March 23, 2007, when the price per share of our Common Stock at the close of trading on the New York Stock Exchange was $104.68, our Non-Executive Directors had the following ownership interests in shares of our Common Stock:

Name	Shares Directly Owned (#)	Restricted Stock Units (#)	Stock Options (#)	Total (#)	Value at 3/23/07 (2)
Henri-Claude de Bettignies	7,302	4,044	6,000	17,346	$1,708,869
Darryl Hartley-Leonard	10,874	4,044	6,000	20,918	$2,082,786
Sir Derek Higgs	5,000	4,044	22,000	31,044	$2,782,361
Alain Monié (1)	2,432	1,970	—	4,402	$460,801
Sheila A. Penrose	19,874	4,044	10,806	35,724	$3,423,774
Thomas C. Theobald (1)	44,346	4,044	3,000	51,390	$5,324,735

(1)
In addition to the equity ownership disclosed in this table, Messrs. Monié and Theobald have made certain personal investments in investment vehicles offered by the Company or one of its affiliates, as we describe more particularly below under "Certain Relationships and Related Transactions." Such investments were made on the same terms and conditions as offered to other investors.

(2)
Stock option values reflect the total value of outstanding vested and unvested options based on the difference between $104.68 per share and the strike price of the individual underlying options.

De-Classification of the Terms of the Members of the Board of Directors

              Prior to the 2005 Annual Meeting, Jones Lang LaSalle's Articles of Incorporation provided for our Board members to be divided into three classes, as nearly equal in number as possible in each, serving staggered three-year terms. The Board therefore consisted of Class I, II and III Directors. At the 2005 Annual Meeting, our shareholders approved an amendment to the Company's Articles of Incorporation de-classifying the Board, as the result of which the members of our Board would thereafter be elected to one-year terms. Accordingly, each of our Directors who had then previously been elected to a three-year term would serve his or her then remaining term, after which each such Director would, if re-nominated, be subject to re-election for a one-year term. Once none of our Directors has a multi-year term of service, we will discontinue the current Class I, II and III designations.

              Ms. Martin and Mr. Monié were elected to fill vacancies on the Board during 2005 after the Board was de-classified, so neither of them was designated with a class. Rather, each of them served for an initial term that expired at our 2006 Annual Meeting, at which they were each re-elected to a one-year term expiring at the 2007 Annual Meeting, when they will stand for re-election. Sir Derek Higgs and Mr. Theobald were previously Class III Directors who were most recently elected to one-year terms expiring at the 2007 Annual Meeting, when they will stand for re-election. Messrs. de Bettignies and Hartley-Leonard are Class I Directors whose three-year terms expire at the 2007 Annual Meeting, when they will stand for re-election. Ms. Penrose and Mr. Dyer are currently Class II Directors, who were most recently elected to three-year terms that expire at the 2008 Annual Meeting.

Attendance by Members of the Board of Directors at the Annual Meeting of Shareholders

              We strongly encourage each member of our Board of Directors to attend each Annual Meeting of Shareholders. All of the members of our Board of Directors at the time attended our previous Annual Meeting of Shareholders held on May 25, 2006.

Communicating with Our Board of Directors

              Shareholders may communicate directly with our Board of Directors. If you wish to do so, please send an e-mail to boardofdirectors@am.jll.com, which our Corporate Secretary will forward to all Directors. If you wish to communicate only with our Non-Executive Directors, or specifically with any Director individually (including our Chairman of the Board, who serves as the Lead Independent Director, or the Chairman of any of our Committees), please so note on your e-mail. Alternatively, you may send a communication by mail to any or all of our Directors, or specifically to any or all of our Non-Executive Directors, care of our Corporate Secretary at the address of our principal executive office set forth above, and our Corporate Secretary will forward it unopened to the intended recipient(s).

PROPOSAL 1

ELECTION OF DIRECTORS

              Our Class I Directors, Messrs. de Bettignies and Hartley-Leonard, and our four Directors who were previously elected to one year terms, Ms. Martin, Sir Derek Higgs and Messrs. Monié and Theobald, are standing for re-election at our 2007 Annual Meeting. We provide biographical information for each of the nominees below under the caption "Directors and Executive Officers." If re-elected, these Directors will serve one-year terms until Jones Lang LaSalle's Annual Meeting of Shareholders in 2008 and until their successors are elected and qualify, or until their earlier death, resignation, retirement, disqualification or removal.

              The Board recommends you vote FOR the election of each of the six nominees listed below:

Henri-Claude de Bettignies
Darryl Hartley-Leonard
Sir Derek Higgs
Lauralee E. Martin
Alain Monié
Thomas C. Theobald

              Each valid proxy returned to Jones Lang LaSalle will be voted at the Annual Meeting for the six nominees listed above unless the proxy specifies otherwise. Proxies may not be voted for more than six nominees for Director. While the Board does not anticipate that any of the nominees will be unable to stand for election as a Director at the 2007 Annual Meeting, if that is the case, proxies will be voted in favor of such other person or persons as our Board may designate.

DIRECTORS AND EXECUTIVE OFFICERS

              The following biographical summaries provide information about each of (1) our current Non-Executive Directors, including Sir Derek Higgs and Messrs. de Bettignies, Hartley-Leonard, Monié and Theobald, five of the six nominees standing for election at the 2007 Annual Meeting, (2) our Directors who are also Executive Officers, including Ms. Martin, one of the six nominees standing for election at the 2007 Annual Meeting, and (3) those additional corporate officers whom we define as Executive Officers for SEC reporting purposes.

Non-Executive Directors
(Including five Director Nominees)

             Henri-Claude de Bettignies.    Professor de Bettignies, 68, has been a Director of Jones Lang LaSalle since March 1999. He is a nominee standing for re-election to our Board at the 2007 Annual Meeting. He holds the AVIVA Chair in Leadership and Responsibility at the European Institute of Business Administration, Fontainebleau, France (INSEAD), and is Distinguished Professor of Globally Responsible Leadership at the China Europe International Business School (CEIBS), Shanghai, People's Republic of China. Professor de Bettignies joined INSEAD in 1967 as an Assistant Professor and became a Full Professor in 1975. From 1988 to 2005, he held a joint professorship at the Stanford University Graduate School of Business. Professor de Bettignies started and developed INSEAD's activities in Japan and the Asia Pacific region, which led to the creation in 1980 of the Euro-Asia Centre of which he was the Director General until 1988. He currently teaches business school students and corporate executives in the areas of ethics, corporate social responsibility, human resources management and corporate transformation, culture and management. He serves as a consultant to a number of major organizations and has published five books and over 50 articles in business and professional journals. He is a member of the Asian Academy of Management and serves on the editorial boards of a number of business journals, including Finance and Common Good, The Journal of Asian Business, The International Journal of Business and Society and The Thunderbird International Business Review. Professor de Bettignies was educated at the Sorbonne, the Catholic University of Paris (EPP) and the Harvard Business School.

             Darryl Hartley-Leonard.    Mr. Hartley-Leonard, 61, has been a Director of Jones Lang LaSalle since July 1997. He is a nominee standing for re-election to our Board at the 2007 Annual Meeting. Mr. Hartley-Leonard was Chairman and Chief Executive Officer of PGI, Inc., an event and communication agency, from January 1998 until July 2005. He served as Chairman of the Board of Hyatt Hotels Corporation, an international owner and manager of hotels, from 1994 to 1996. From 1986 to 1994, he served as Chief Executive Officer and Chief Operating Officer of Hyatt. Mr. Hartley-Leonard retired from Hyatt in 1996 after a 32-year career with that organization. Mr. Hartley-Leonard also serves on the board of directors of LaSalle Hotel Properties, a real estate investment trust. Mr. Hartley-Leonard holds a B.A. from Blackpool Lancashire College of Lancaster University and an honorary doctorate of business administration from Johnson and Wales University.

             Sir Derek Higgs.    Sir Derek, 63, has been a Director of Jones Lang LaSalle since March 1999. He is a nominee standing for re-election to our Board at the 2007 Annual Meeting. Sir Derek has served as Chairman of Alliance & Leicester plc, a banking organization, since October 2005. He was Chairman of Prudential Portfolio Managers Limited, a fund manager, and a Director of Prudential plc, a financial services company, from January 1996 to December 2000, and prior to that he was employed by S.G. Warburg & Co. Ltd., an investment bank, from 1972 until 1996, serving as a Director beginning in 1979, Head of Global Corporate Finance beginning in 1986 and Chairman beginning in 1994. He is Chairman of Partnerships UK plc, an advisor on public-private partnerships for the delivery of public services. He is a member of the Institute of Chartered Accountants in England and Wales and holds a Bachelor of Arts degree and a Doctor of Laws degree from the University of Bristol. In January 2004, Sir Derek was knighted by the Queen of England for his services to corporate governance and finance.

             Alain Monié.    Mr. Monié, 56, has been a Director of Jones Lang LaSalle since October 2005. He is a nominee standing for re-election to our Board at the 2007 Annual Meeting. Mr. Monié is Executive Vice President of Ingram Micro Inc., a global information technology wholesale distributor, and President of its Asia-Pacific subsidiary based in Singapore. Prior to joining Ingram Micro in January 2003, Mr. Monié served as President of the Latin American division of Honeywell International, a diversified technology and manufacturing firm serving the aerospace, building and automotive industries, from January 2000 to August 2002. He joined Honeywell following its merger with Allied Signal Inc., where he had a 17-year career culminating in the leadership of its Asia-Pacific operations. Mr. Monié has a Dipl. Engineer degree from École Nationale Supérieure d'Arts et Métiers (ENSAM), Bordeaux and Paris, France, and an M.B.A. from the Institut Supérieur des Affaires, Jouy en Josas, France.

             Sheila A. Penrose.    Ms. Penrose, 61, has been a Director of Jones Lang LaSalle since May 2002 and was elected Chairman of the Board effective January 1, 2005. Her term on our Board of Directors expires at our 2008 Annual Meeting. Ms. Penrose has served as an Executive Advisor to The Boston Consulting Group since January 2001. In September 2000, Ms. Penrose retired from

Northern Trust Corporation, a bank holding company and a global provider of personal and institutional financial services, after more than 23 years of service. While at Northern Trust, Ms. Penrose served as President of Corporate and Institutional Services and as a member of the Management Committee. Ms. Penrose is a member of the board of directors of McDonald's Corporation, the world's leading foodservice retailer, and Datacard Group, a supplier of systems for card programs and identity solutions. Ms. Penrose received a Bachelors degree from the University of Birmingham in England and a Masters degree from the London School of Economics. She also attended the Executive Program of the Stanford Graduate School of Business.

             Thomas C. Theobald.    Mr. Theobald, 69, has been a Director of Jones Lang LaSalle since July 1997. He is a nominee standing for re-election to our Board at the 2007 Annual Meeting. Mr. Theobald has served as a Partner and Senior Advisor of Chicago Growth Partners LLC since September 2004. He previously served as a Managing Director at William Blair Capital Partners from September 1994 to September 2004. From July 1987 to August 1994, Mr. Theobald was Chairman and Chief Executive Officer of Continental Bank Corporation. He currently is Chairman of the board of directors of Columbia Funds, a mutual fund complex, and serves on the boards of directors of Ambac Financial Group, Inc., a guarantor of public finance and structured finance obligations, Anixter International, a supplier of electrical apparatus and equipment, and Ventas Inc., a health-care real estate investment trust. Mr. Theobald holds an A.B. from the College of the Holy Cross and an M.B.A. from Harvard Business School.

Directors Who Are Also Executive Officers
(Including one Director Nominee)

             Colin Dyer.    Mr. Dyer, 54, has been the President and Chief Executive Officer, and a Director, of Jones Lang LaSalle since August 2004. His term on our Board of Directors expires at our 2008 Annual Meeting. Mr. Dyer is currently the Chairman of our Global Executive Committee. From September 2000 to August 2004, he was the founding Chief Executive Officer of the WorldWide Retail Exchange, an internet-based business-to-business exchange whose members include more than 40 of the world's leading retailers and manufacturers. From 1996 until September 2000, Mr. Dyer was Chief Executive Officer of Courtaulds Textiles plc, an international clothing and fabric company, having served in various management positions with that firm since 1982. From 1978 until 1982, he was a client manager at McKinsey & Company, an international consulting firm. Mr. Dyer holds a BSc degree from Imperial College in London and an M.B.A. from INSEAD in Fontainebleau, France.

             Lauralee E. Martin.    Ms. Martin, 56, is Executive Vice President and Chief Operating and Financial Officer of Jones Lang LaSalle. She has been our Chief Financial Officer since joining the firm in January 2002 and she was appointed to the additional position of Chief Operating Officer in January 2005. In October 2005, she was elected a member of our Board of Directors. She is a nominee standing for re-election to our Board at the 2007 Annual Meeting. Ms. Martin is currently a member of our Global Executive Committee. She served as Executive Vice President and Chief Financial Officer of Heller Financial, Inc., a commercial finance company, from May 1996 to November 2001. Ms. Martin had previously held the positions of Senior Group President, responsible for Heller Financial's Real Estate, Equipment Financing, and Small Business Lending groups, and President of its Real Estate group. She was a member of the board of directors of Heller Financial from May 1991 to July 1998. Ms. Martin has been a member of the board of directors of KeyCorp, a bank holding company, since December 2003. Prior to joining Heller Financial in 1986, Ms. Martin held certain senior management positions with General Electric Credit Corporation. She received a B.A. from Oregon State University and an M.B.A. from the University of Connecticut.

Additional Executive Officers

             Peter A. Barge.    Mr. Barge, 56, has been the Chief Executive Officer of our Asia Pacific operating segment since January 2003. He is currently a member of our Global Executive Committee. Since December 2002, he has also served as Chairman of Jones Lang LaSalle Hotels. He was Chief Executive Officer of Jones Lang LaSalle Hotels from March 1999 to December 2002 and Chief Executive Officer of our Corporate Solutions business in the Americas from January 2001 through December 2002. Previously, Mr. Barge was Chief Executive Officer of JLW TransAct, the hotel business of Jones Lang Wootton. Mr. Barge had also held various positions with that company, which was known as TransAct Hotel & Tourism Property Limited before it was acquired by Jones Lang Wootton. Before that, Mr. Barge served as "Lecturer in Charge" of all hotel and tourism programs at Australia's pre-eminent school of Food and Hotel Administration in Adelaide, South Australia, and worked in hotel management and tourism consulting.

             Alastair Hughes.    Mr. Hughes, 41, has been Chief Executive Officer for our Europe, Middle East and Africa operating segment since November 2005. He is currently a member of our Global Executive Committee. From 2000 to 2005, Mr. Hughes was the Managing Director for our English business. He joined Jones Lang Wootten, one of the predecessor entities to Jones Lang LaSalle, in September 1988 and held positions of increasing responsibilities within our Management Services, Fund Management and Capital Markets businesses. Mr. Hughes graduated in Economics from Heriot Watt University in Edinburgh and has a Diploma in Land Economy from Aberdeen University. He is also a member of the Royal Institute of Chartered Surveyors.

             Jeff A. Jacobson.    Mr. Jacobson, 45, has been Chief Executive Officer of LaSalle Investment Management, Jones Lang LaSalle's investment management business, since January 2007. He is currently a member of our Global Executive Committee. From 2000 through 2006, he was Regional CEO of LaSalle Investment Management's European operations. From 1998 to 2000, Mr. Jacobson was a Managing Director of Security Capital Group Incorporated. During the period between 1986 and 1998, he served in positions of increasing responsibilities with LaSalle Partners, one of the predecessor corporations to Jones Lang LaSalle. Mr. Jacobson graduated from Stanford University, where he received an A.B. in Economics and an A.M. from Stanford's Food Research Institute.

             Margaret A. Kelly.    Ms. Kelly, 49, has been the Chief Marketing and Communications Officer of the Company since March 1999. Previously, Ms. Kelly was Director of Marketing and Communications for LaSalle Partners, one of the predecessor corporations to Jones Lang LaSalle. During Ms. Kelly's career with our firm, she has served as Director of Corporate Marketing from 1994 to 1999, Director of Property Marketing from 1992 to 1994 and Director of the West Coast division of Property Marketing from 1990 to 1992. Ms. Kelly received a B.A. from Drake University.

             Mark J. Ohringer.    Mr. Ohringer, 48, has been Executive Vice President, Global General Counsel and Corporate Secretary of Jones Lang LaSalle since April 2003. From April 2002 through March 2003, he served as Senior Vice President, General Counsel and Secretary of Kemper Insurance Group, Inc., an insurance holding company. Prior to that, Mr. Ohringer served as General Counsel and Secretary of Heller Financial, Inc., a commercial finance company, since September 2000. He previously served as Chief Corporate Counsel and Deputy General Counsel of Heller Financial from March 1999 to September 2000, Associate General Counsel from March 1996 to March 1999, and Senior Counsel from December 1993 to February 1996. Prior to joining Heller Financial, Mr. Ohringer was a Partner at the law firm of Winston & Strawn. Mr. Ohringer has a B.A. in Economics from Yale University and a J.D. from Stanford Law School.

             Nazneen Razi.    Ms. Razi, 54, has been Executive Vice President and Chief Human Resources Officer of the Company since February 2004. From November 2000 to January 2004, Ms. Razi was Executive Vice President, Chief Administrative Officer of Comdisco, a provider of technology services, where she had responsibility for human resources worldwide. Comdisco filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in July 2001 and emerged from bankruptcy under a confirmed plan of reorganization in August 2002. Prior to Comdisco, Ms. Razi held various positions within CNA Insurance Companies, including senior vice president and senior human resources officer for CNA Risk Management. Ms. Razi holds bachelor degrees in political science, history and English literature from St. Francis College, India, a masters degree in English literature from Osmania University, India, and an M.B.A. in operational management and organizational behavior and a Ph.D. in Organizational Development from Benedictine University, Illinois.

             Peter C. Roberts.    Mr. Roberts, 46, has been the Chief Executive Officer of our Americas operating segment since January 2003. He served as a member of the Jones Lang LaSalle Board of Directors from December 2001 until May 2004. Mr. Roberts is currently a member of our Global Executive Committee. He was the Chief Operating Officer of Jones Lang LaSalle from January 2002 through December 2002 and he served as Chief Financial Officer from January 2001 through December 2001. Prior to that he served as Managing Director of Jones Lang LaSalle's Tenant Representation Group in North America since December 1996 and then in March 1999 also became that group's Co-President. Mr. Roberts joined our Tenant Representation Group in June 1993 as Vice President and thereafter held the positions of Senior Vice President, Executive Vice President and then Managing Director. He joined Jones Lang LaSalle in 1986. Prior to that, Mr. Roberts worked within the Aerospace and Defense Contractor Group at Morgan Guaranty Trust Company of New York. Mr. Roberts is a member of the board of directors of Corus Bankshares, Inc., a commercial banking institution. He received an A.B. degree from Dartmouth College and an M.B.A. from Harvard Business School.

             Stanley Stec.    Mr. Stec, 47, has been Senior Vice President and Global Controller of Jones Lang LaSalle since November 2004. From May 2001 until October 2004, Mr. Stec served as Vice President, Controller of CCC Information Services, Inc., a publicly traded supplier of automobile claims information and processing and communications services. During 2000, he was Vice President of Operations for Finetrics (a divine interVentures company), a provider of web-based financial applications and business services. From February 1992 to March 2000, Mr. Stec held various financial management positions with J.D. Edwards & Company, a publicly held developer and marketer of enterprise and supply chain computing solutions, including Senior Director of Business Development, Senior Director of Worldwide Financial Service Centers, Director of International Finance and Director of Financial Reporting and Accounting. Mr. Stec, who is a certified public accountant, received a B.A. in Business from St. Xavier College and attended the Executive Program at the Kellogg Graduate School of Management.

EXECUTIVE COMPENSATION

              This section provides our shareholders with the material information necessary to understand our compensation policies and the decisions we made regarding the 2006 compensation of our Named Executive Officers. They are the six executives who comprised our Global Executive Committee for all of 2006:

  •
  Colin Dyer, our President and Chief Executive Officer;
  •
  Lauralee E. Martin, our Chief Operating and Financial Officer; and
  •
  The Chief Executive Officers for our four principal business segments:
  •
  Peter A. Barge, Asia-Pacific;
  •
  Alastair Hughes, Europe, Middle East and Africa (EMEA);
  •
  Peter C. Roberts, Americas; and
  •
  Lynn C. Thurber, LaSalle Investment Management.

              We previously announced that Ms. Thurber retired from her position as Chief Executive Officer for LaSalle Investment Management effective December 31, 2006. Effective January 1, 2007, she assumed the non-executive role of Chairman of LaSalle Investment Management. Jeff A. Jacobson succeeded her as Chief Executive Officer of LaSalle Investment Management effective January 1, 2007. Mr. Jacobson has been with the firm for a number of years and most recently was the head of the European operations of LaSalle Investment Management. We expect that he will be considered a Named Executive Officer for 2007.

              In this Section, we therefore provide:

  •
  Our Compensation Discussion and Analysis, which explains how and why we paid what we did to our Named Executive Officers for their efforts in 2006; and
  •
  Compensation Tables indicating the specific amounts and types of compensation paid to our Named Executive Officers in respect of 2006.

Compensation Discussion and Analysis

Role of our Compensation Committee in Establishing the Compensation of the Named Executive Officers

              Our Compensation Committee oversees the Company's executive compensation program. Among its responsibilities, the Committee reviews and annually approves the compensation payments we make to all of our Named Executive Officers. We disclose their 2006 compensation below in the Compensation Tables.

              Our Compensation Committee recognizes the importance of developing and maintaining sound principles for the administration of the Company's executive compensation program. It has taken various steps to enhance its ability to effectively carry out its responsibilities and ensure that the Company maintains strong links between executive pay and performance. For example, the Committee has:

  •
  Hired an independent compensation consultant to advise on executive compensation design, structure and market competitiveness.
  •
  Established a peer group of companies for purposes of comparing and benchmarking our executive compensation.

  •
  Established annual reviews of detailed compensation tally sheets for the Named Executive Officers. The tally sheets include:
  •
  current cash compensation;
  •
  deferred compensation;
  •
  outstanding equity awards;
  •
  benefits; and
  •
  potential severance payments under different scenarios.
  •
  Enhanced the transparency of compensation policy and corresponding results.
  •
  Through a disciplined goal-setting process, strengthened the link between executive compensation and shareholder value. This process establishes specific objectives that are primarily related to:
  •
  earnings;
  •
  stock price performance; and
  •
  long-term growth.

             Summary Comment on Company Performance and Executive Compensation for 2006.    As we discuss below in more detail, the Company's financial and operational performance during 2006 was outstanding. Its earnings per share for 2006 increased by 70% over 2005 and to the highest level ever. Also, the market price of its Common Stock rose 77% during the year, closing the year at an historic high. Moreover, each of our four principal operating segments:

  •
  contributed materially to our results;
  •
  achieved significant business goals in terms of acquisitions, organic growth and/or market share penetration; and
  •
  invested for future growth.

              As a result, the Company paid to each of its Named Executive Officers higher levels of incentive compensation than it has in recent years. We did this because we believe that each of them played a significant role in driving the Company's results, both individually and as a management team through the effective operation of our Global Executive Committee. Furthermore, the value of their vested and restricted equity holdings increased significantly with the Company's stock price. Given the value that the Company delivered to its shareholders during 2006, we believe the compensation levels of our Named Executive Officers were reasonable in their totality and appropriate under the circumstances. We also believe that the way in which we structured our compensation program for 2006 played an important role in motivating our Named Executive Officers, and our other executives and employees, to deliver the excellent results they did, both for our clients and for our shareholders.

Compensation Resources and Outside Consultants

              Our Compensation Committee is composed entirely of independent Directors. The Company's Global Human Resources Department supports the Committee in its work. The Company has hired Hewitt Associates LLC, a professional compensation consulting firm, to:

  •
  compile comparative compensation data;
  •
  present individual compensation modeling and benchmarking; and
  •
  provide additional assistance in the determination of the compensation we pay to our Named Executive Officers.

              In addition, the Committee has directly engaged Sibson Consulting as an independent outside compensation consultant to advise the Committee on all matters related to the compensation of the

Named Executive Officers. Sibson Consulting does not advise management of the Company and receives no compensation from the Company other than in connection with its consulting work for the Committee.

Our General Compensation Philosophy

             Primary Elements of Our Compensation Program.    We compensate our Named Executive Officers, as well as our other managers and professionals, primarily through a combination of three separate but inter-related components:

  •
  A cash base salary;
  •
  A performance-based annual cash incentive award that we commonly refer to as an "annual bonus;" and
  •
  Restricted stock unit grants that vest over multi-year periods.

              We deliver the annual bonuses and restricted stock unit grants through our Stock Award and Incentive Plan, which our shareholders have previously approved and which the Committee administers.

             When We Determine Amounts.    The Compensation Committee approves an annual base salary for each of our Named Executive Officers during the first quarter of each year. We pay the base salary in equal monthly or bi-monthly installments depending on the market practice of the country in which the Named Executive Officer resides. Once we have determined annual base salaries, we pay the increase retroactively from January 1st of the year.

              When the Committee establishes the annual base salaries that will be in effect for the year then in progress, it also determines the amount of the performance-based annual bonus that each Named Executive Officer will receive in respect of his or her performance for the prior year. At that time as well, the Committee may make a performance-based grant of a specified number of restricted stock units that will not vest unless the Named Executive Officer has remained employed for a specified number of years in the future (typically, at least three years in order for the first half of each grant to vest, and at least five years for the second half). The number of restricted stock units that the Committee grants is based on the market price of our Common Stock on the date of the Committee's approval.

             Objectives of Our Compensation Program.    We have designed our executive compensation system primarily to attract and retain talented individuals and then to motivate them financially to:

  •
  maximize the Company's current-year financial performance; and
  •
  generate growth on a long-term basis.

              We also seek to provide personal financial incentives that will result in the best possible alignment of the interests of our executives, including our Named Executive Officers, with those of our shareholders. Accordingly, the Compensation Committee seeks to structure our programs so that the most significant portion of the total compensation opportunity for our Named Executive Officers will be directly related to:

  •
  annual profit performance;
  •
  long-term stock performance; and
  •
  the other factors we believe will most directly grow shareholder value.

We structure the amount of the compensation opportunity to increase with the achievement of correspondingly greater stretch performance goals.

             Competitive Benchmarking.    We develop total compensation opportunities for each Named Executive Officer relative to our own corporate performance. We do not believe it is appropriate to establish compensation based primarily on benchmarking relative to compensation at other companies. However, we also recognize that our compensation practices must overall be competitive within the markets where we seek our executive talent. As we strive to remain the leading integrated global real estate services and money management firm, it is critical that we attract, retain and motivate executives who are among the most talented in our industry and who will therefore be best able to deliver on the commitment we make to our clients and shareholders.

              Each year the Compensation Committee benchmarks our compensation programs against other companies that we consider either our direct competitors or our peers within the broader business services and financial services sectors. We call these our "Peer Group Companies." For 2006, we used Hewitt Associate's TCM Report, as well as compensation disclosed in proxy statements, to gather publicly available data on our Peer Group Companies.

              Management periodically reviews the composition of our Peer Group Companies. It then recommends to the Compensation Committee changes that will keep the Peer Group Companies as comparable as possible to our own firm in terms of:

  •
  the types of services we provide;
  •
  the clients we seek;
  •
  the need to reflect changes in the Peer Group Companies themselves (for example, the acquisition of Trammell Crow Company by C.B. Richard Ellis Group, Inc. in December 2006); and
  •
  the scope and nature of the positions we are benchmarking.

              For the benchmarking we did in connection with the 2006 compensation we paid and the 2007 program we have established, we used the following Peer Group Companies within our direct competitor group:

  •
  CB Richard Ellis Group, Inc.;
  •
  Trammell Crow Company (acquired by CB Richard Ellis Group, Inc. in December 2006);
  •
  DTZ Holdings plc; and
  •
  Savills plc.

              The remainder of our Peer Group Companies, drawn from the financial and business services sectors, are:

• AG Edwards, Inc.	• DST Systems Inc.
• Acxiom Corp.	• Equifax Inc.
• Amsouth Bancorporation	• Equity Office Properties
• BearingPoint Inc.	• Fiserv Inc.
• Ceridian Corp.	• Hewitt Associates LLC
• Charles Schwab Corp.	• Marshall & Ilsley Corp.
• CIT Group Inc.	• Mellon Financial Corp.
• Convergys Corp.	• Northern Trust Corp.
• Discover Financial Services	• Unisys Corp.

              We have determined that the currently available benchmarking data is not sufficiently reliable with respect to those of our Global Executive Committee members who lead our four business segments, since their positions do not correlate well enough to the positions reported by our direct competitors. Accordingly, we believe that a reasonable approach is first to benchmark data for our Chief Executive Officer and our Chief Operating and Financial Officer, which we do believe correlates well. We then align the remaining Global Executive Committee positions from an internal consistency perspective, taking into account relative size, profit contribution and comparative performance of their respective business segments. When we refer elsewhere in this discussion to the peer group benchmarking that we do, we are referring to this methodology.

             What Our Compensation Program is Designed to Reward.    We intend our executive compensation program to reflect and support the strong performance orientation that we want our firm to maintain. As a result, we put at risk a significant portion of the annual and long term compensation of each of our Named Executive Officers. We also emphasize executive performance measures that we believe will most closely correlate with shareholder value. We therefore establish goals that will financially motivate our Named Executive Officers to:

  •
  Grow revenues and profits;
  •
  Develop clientele and the services we provide our clients by:
  •
  strengthening and expanding existing client relationships;
  •
  securing new client relationships;
  •
  expanding service capabilities through hiring and appropriate acquisitions;
  •
  selling across different service lines; and
  •
  innovating and developing new products;
  •
  Position the firm competitively;
  •
  Engage in strategic planning;
  •
  Promote teamwork and collaboration;
  •
  Conduct business ethically and with integrity; and
  •
  Promote proper corporate governance, development and propagation of best practices and overall enterprise risk mitigation.

              We intentionally keep our cash incentive and stock ownership delivery systems flexible since we seek to give certain of the above elements higher or lower emphasis on an individual basis. We do this so that we can motivate specific results from each individual position that will help drive the overall goals the firm is emphasizing in a given year. Based on our annual strategic planning, the firm's overall goals can and do change from one year to the next. We therefore want to be able to use our compensation system to effectively and promptly provide the strongest possible incentives to achieve those goals.

Why We Pay Each Element of Compensation.

    Annual Base Salary

              We set annual base salaries at relatively modest levels compared to total potential compensation. We intend base salaries to compensate our Named Executive Officers for carrying out the responsibilities of their positions. We do not expect base salaries by themselves to encourage significant stretch performance. We also do not believe our base salaries are sufficient to retain top talent relative to the total compensation aspirations they would reasonably have at competing firms.

    Annual Bonus Incentive

              We deliver the potentially most significant elements of cash compensation through our performance-based annual bonus incentives. We design them to vary materially from their targets, in both positive and negative directions, according to variances in actual individual and firm performance. We evaluate performance at the end of each year relative to the goals we established for each Named Executive Officer at the beginning of the year.

              We intend annual bonuses to provide a strong incentive for our Named Executive Officers to deliver earnings per share and other financial and non-financial performance that are better from one year to the next and that will create shareholder value. Assuming satisfactory corporate performance, we intend actual annual bonus levels for our Named Executive Officers to provide compensation which, together with their base salaries and the value of their restricted equity holdings, are sufficiently competitive to attract and retain high caliber executives.

              In order to establish a feature of our annual bonus program that will serve both to retain our people and to promote a focus on increasing our stock price, for over five years we have automatically paid 20% of each Named Executive Officer's annual bonus in restricted stock units rather than in cash. We call this our Stock Ownership Program (or SOP), which we administer as part of our overall Stock Award and Incentive Plan. A Named Executive Officer may opt out of the requirement for a given year only if he or she has acquired a certain minimum level of individual stock ownership. In 2007, in order to help conserve the number of shares available for grants under our equity compensation plans, we allowed each employee who participates in the SOP, including each Named Executive Officer, to voluntarily reduce by five percentage points the amount of bonus he or she would otherwise receive in restricted stock units under the SOP. We intend to maintain this aspect of the SOP in the future.

              We determine the number of restricted stock units issued under the SOP based on the closing price of the Company's Common Stock on the New York Stock Exchange on the first trading day of each calendar year in which we pay an annual bonus. So the number of restricted stock units issued for the annual bonus amounts paid in 2007 and reflected in the Summmary Compensation Table below was based on the closing price of our Common Stock on January 2, 2007.

              Half of the restricted stock units we provide to our Named Executive Officers under the SOP as part of their annual bonus vest eighteen months from the January 1st in the year of the bonus payment. The remaining half vest thirty months from the January 1st in the year of the payment. So, for example, half of the SOP restricted stock units awarded in 2007 will vest July 1, 2008 and the other half will vest July 1, 2009.

              In consideration of placing vesting requirements on the SOP restricted stock units, which means that our people receive less in cash from their bonuses than they might receive at competitive firms, we have historically increased by 25% the amount of annual bonuses that we pay as SOP restricted stock units.

    Equity Grants

              We intend our cash compensation to drive annual, and therefore short-term, corporate performance. We use grants of restricted stock units that vest over time to:

  •
  give our executives a continuing stake in the longer-term success of the Company; and

  •
  promote behaviors that will increase our stock price and therefore the value we deliver to our shareholders.

              We make grants of restricted stock units under our Stock Award and Incentive Plan. Grants of restricted stock units vest half in three years after the July 1st following the date of the grant and the remaining half vest five years after the July 1st following the date of grant. So, half of the grants made in February of 2006 will vest July 1, 2009 and the other half will vest July 1, 2011. Since these are outright grants of restricted stock units, rather than restricted stock units that replace a portion of the annual bonus as we described above under the SOP, we use longer vesting dates for these grants to foster retention of key talent.

              Given the significant increase in share price during the past three years, we believe our equity grant program has successfully provided a strong retention incentive. As a result, voluntary attrition of executives at the highest levels of our organization has remained quite low.

              We intend restricted stock unit grants to our Named Executive Officers to qualify as performance-based compensation for purposes of deductibility under Section 162(m) of the United States Internal Revenue Code. Accordingly, we make grants based on actual performance that we measure against previously-established performance criteria.

              Prior to 2003, we principally used stock options as our equity compensation vehicle. In 2003, consistent with evolving best-practices we observed at other firms generally, we decided to use awards of restricted stock units as our principal equity compensation vehicle. We have not issued any stock options to any of our Named Executive Officers in or after 2003. None of our Named Executive Officers has any outstanding stock options.

How We Determine Each Element of Compensation

              We review and determine all of the elements that comprise our total compensation package at the same time and in an integrated fashion so that our people understand:

  •
  the total reward potential;
  •
  the elements of their compensation; and
  •
  how we have measured and evaluated their performance.

              To establish the base salaries of our Named Executive Officers other than his own, Colin Dyer, our Chief Executive Officer, annually reviews the performance of each of the Named Executive Officers based upon the criteria we discuss below. Then, with the assistance of our Chief Human Resources Officer, he presents his evaluation and the resulting compensation recommendations to the Compensation Committee. The Compensation Committee reviews these evaluations and recommendations, discusses them with Mr. Dyer and our Chief Human Resources Officer and determines the levels of base compensation.

              With respect to the determination of annual bonuses, Mr. Dyer reviews the performance of each of the other Named Executive Officers and, using pre-established metrics for calculating annual bonus payments, determines annual bonuses based upon the performance of each individual against his or her respective objectives. With the assistance of our Chief Human Resources Officer, he then presents them to the Compensation Committee. The Compensation Committee reviews these evaluations and recommendations, discusses them with Mr. Dyer and our Chief Human Resources Officer and determines the bonus payments. We use a similar process in order to establish the number of restricted stock units that we grant to each of the Named Executive Officers other than Mr. Dyer. In connection with its approval process, the Compensation Committee also meets in executive session without Mr. Dyer being present.

              With the assistance of the Chief Human Resources Officer, the Compensation Committee undertakes a similar annual information-gathering process in order to determine all aspects of the compensation of our Chief Executive Officer. In connection with this approval process, our Compensation Committee meets in one or more executive sessions without Mr. Dyer or our Chief Human Resources Officer being present.

              Non-Executive Directors who are not members of the Compensation Committee are permitted to attend all deliberations regarding executive compensation and are given access to all of the Committee's materials and information. In its deliberations, the Committee takes into account the Peer Group Companies information that Hewitt has provided and the advice of its independent compensation consultant.

    Annual Base Salary

              Consistent with the reasons we pay base salaries as we discussed above, we set base salaries for our Named Executive Officers at levels that we intend to be at or slightly below the 50th percentile relative to our Peer Group Companies based on the information that Hewitt reports to us. We review base salaries on an annual basis, as well as at the time of a promotion or other change in responsibilities. We base any increases in salary on an evaluation of the individual's specific performance and level of pay compared to our Peer Group Companies.

             Determination of 2006 Base Salaries.    We believe that the base salaries we set at the beginning of 2006 for each of our Named Executive Officers met the above criteria. The base salaries we established for 2006 for our Named Executive Officers did not increase from the base salary levels we set in 2005.

    Annual Bonus Incentive

              Consistent with the purpose we intend our annual cash bonuses to serve, we set annual bonus targets above the 50th percentile relative to our Peer Group Companies. Therefore, assuming our Named Executive Officers meet their earnings per share and other financial and non-financial goals, which typically require significant improvement over prior year results, their total cash compensation will be between the 50th and 75th percentiles relative to our Peer Group Companies. If they exceed their goals, their total cash compensation may equal or exceed the 75th percentile.

              The Compensation Committee requires management to set performance objectives in a manner that allows objective and quantitative measurement of performance to the extent possible. We use our annual bonus program to create performance expectations and their relationship to annual bonus levels in a manner that will:

  •
  motivate stretch annual performance;
  •
  contribute to a competitive level of total compensation within an industry in which our principal competition for talent includes both publicly-traded companies and privately-held partnerships;

  •
  provide internal consistency with compensation levels paid within our respective business and corporate staff units, also taking account of differing compensation levels from one labor market to the next; and
  •
  remain effective through all phases of any business cycle.

              Under the program, we also establish target and maximum annual bonus levels for each Named Executive Officer, taking into account an analysis of compensation at our Peer Group Companies. We intend the bonus levels that we establish to provide a competitive total level of compensation when the Company and the Named Executive Officers meet performance objectives. The actual annual bonus earned is based upon achievement of specific predetermined performance objectives the Committee has established. When setting targets for these objectives, the Committee considers:

  •
  the Company's long term plans;
  •
  the specific financial goals for the following year; and
  •
  the business environment in which the Company is operating.

We establish the individual performance objectives for all of our Named Executive Officers as part of the same Individual Performance Management Program (IPMP) that we use to determine the compensation for substantially all of our professional and corporate support employees on an annual basis.

              We establish a target and maximum annual bonus incentive opportunity for each Named Executive Officer at the beginning of each year. As a means of compliance with United States tax law requirements governing the deductibility of compensation we pay to the Named Executive Officers, the maximum annual bonus opportunity is established under the requirements that our Stock Award and Incentive Plan imposes. During the first quarter, we establish specific performance objectives as well as a performance/payout schedule which identifies various levels at which specific awards may be earned. Using the performance measures from our shareholder-approved Stock Award and Incentive Plan, the performance objectives generally include the following, which we weight depending on each Named Executive Officer's role in the Company:

Performance Objectives	Example Performance Indicators	Potential Relative Importance of Performance Objective
Financial	Earnings per share	60%
	Net income
	Revenue
Strategic and Operational	Execution of strategic growth initiatives	40%
	Operational performance
	Enterprise risk management
	Client service
	Employee management

              For our two Named Executive Officers with primarily global firm responsibilities, namely our President and Chief Executive Officer and our Chief Operating and Financial Officer:

  •
  60% of each bonus directly relates to the achievement of firm earnings per share targets; and

  •
  40% relates to specific individual goals designed to drive principally:
  •
  execution of strategic growth initiatives;
  •
  operational performance and enterprise risk management; and
  •
  superior employee management.

              For our four remaining Named Executive Officers, each one of whom leads one of our four principal business segments:

  •
  20% of each bonus directly relates to overall firm earnings per share targets;
  •
  40% directly relates to operating income targets for the specific business segment that he or she manages; and
  •
  40% relates to specific individual goals for his or her specific business segment designed to drive principally:
  •
  strategic growth initiatives;
  •
  operational performance and enterprise risk management;
  •
  providing superior client service; and
  •
  providing superior employee management.

              We intend this structure to focus the leaders of our business segments on both:

  •
  the results of their own respective segments; and also
  •
  through their activities on the Global Executive Committee, how those segments can work together in an interdisciplinary, cross-functional way in order to fully leverage and take advantage of the global platform we have built.

              After the end of the year, the Committee considers actual results achieved, as well as significant unforeseen obstacles or favorable circumstances that influenced the ability to meet desired results. The overall assessment of each Named Executive Officer serves as the basis of the Committee's decision to award an annual bonus as a percentage of the amount calculated under the performance payout formula established for the period.

             Determination of 2006 Bonuses.    We measured the performance objectives on which we have paid bonuses in 2007 that specifically related to the Company's overall 2006 financial performance against achievement of specific earnings per share targets that we had previously set for the 2006 calendar year. For 2006, we required growth in reported earnings per share from 2005 in order for the Named Executive Officers to earn the same bonus in 2006 as they did for 2005 performance.

              After the end of 2006, we considered the factors outlined in the previous section. We awarded annual bonuses to the Named Executive Officers slightly less than the maximum potential amounts that could be earned under the earnings per share and operating income performance payout formulas, as well as achievement of their specific individual goals.

              The amounts of the annual bonuses we paid to our Named Executive Officers in 2007 (in respect of the Company's 2006 performance) increased over the amounts of the annual bonuses paid to those individuals in 2006 (in respect of the Company's 2005 performance). They increased materially over the annual bonuses we paid in 2005 (in respect of 2004). The increases related to the achievement, and often significantly above-target performance, of individual and long-term strategic goals and to the strength of the Company's financial performance during 2006, when:

  •
  revenue increased by 45% over the prior year to a record $2.01 billion;

  •
  net income increased by 70% over the prior year to a record $176 million; and
  •
  share price increased by 77% from the first day of 2006 to the last.

              Moreover, at the end of 2006 the firm had no net debt. During 2006, the Company increased its cash dividend by 40% and continued to repurchase its stock. Since 2000, the stock of Jones Lang LaSalle has significantly overperformed the S&P 500 and its own peer group, with much of that overperformance realized during the past three-year period.

              Additionally, in both 2006 and 2007 the Company was named to Forbes magazine's Platinum 400 list, the only firm in the real estate industry to be honored by appearing on this list that recognizes the best companies in 26 industry groups. The selection was based on revenue and earnings growth, returns to shareholders, financial condition, accounting and governance. In 2007, the Company was named by Fortune magazine as one of the 100 Best Companies to Work For and by CRO magazine as one of the 100 Best Corporate Citizens.

             President and Chief Executive Officer.    Specifically with respect to the determination of the annual bonus we paid to our President and Chief Executive Officer, the Compensation Committee determined that Colin Dyer had significantly exceeded his 2006 IPMP objectives, including with respect to the earnings per share formula. In addition to his effective leadership with respect to the components of the Company's strong financial and operating performance for 2006, as noted above, Mr. Dyer:

  •
  provided important guidance to the Company's Global Executive Committee and other members of the Company's senior management;
  •
  was actively engaged in various client relationship initiatives;
  •
  continued to engage the Company's employees in its "Global 5 Strategic Priorities;"
  •
  promoted significant enhancements to the Company's Global Capital Markets and Global Corporate Solutions structures and products;
  •
  promoted the development of a full range of real estate investment banking capabilities;
  •
  promoted succession planning for the Firm's senior management positions; and
  •
  enhanced the Company's competitive position through leadership on a number of strategically important acquisitions and various other strategic investments.

             Chief Operating and Financial Officer.    To determine the annual bonus we paid to our Chief Operating and Financial Officer, the Compensation Committee also used the earning per share formula and determined that Lauralee E. Martin had significantly exceeded her 2006 IPMP goals. Moreover, Ms. Martin has taken leadership roles in many of the firms' activities throughout the world that are driving its superior financial results and its strong balance sheet, including for examples:

  •
  evaluating, structuring and integrating our strategic acquisitions, which have begun to materially and positively affect the firm's results;
  •
  evaluating and prioritizing other types of investments in the business;
  •
  overseeing our finance, tax, treasury and investor relations functions;

  •
  managing our enterprise risk through chairing our Global Operating Committee; and
  •
  overseeing our information technology function as it has been engaged in certain critical enterprise-wide initiatives that include innovative client-facing applications as well as internal financial and human resources applications.

             Business Segment Chief Executive Officers.    Each of our four principal business segments contributed materially to our 2006 results. The Compensation Committee also determined that each of their respective managers, Peter A. Barge (Asia Pacific), Alastair Hughes (EMEA), Peter C. Roberts (Americas) and Lynn C. Thurber (LaSalle Investment Management), provided energetic and effective leadership to generate revenue, operating income and other results that exceeded expectations. Among other examples:

  •
  Asia Pacific revenue increased 24 percent with revenue from our China operation increasing 60 percent over 2005;
  •
  EMEA revenue grew 38 percent and four strategic acquisitions in that region, including Dubai, were completed;
  •
  the Americas realized the benefits of the reorientation of its business lines and the integration of the Spaulding & Slye acquisition as revenue increased 44 percent over 2005; and
  •
  LaSalle Investment Management saw revenue growth of 90 percent over the prior year driven by continued growth of its annuity-based business as well as significant incentive fees that resulted from the strong performance of investments made for our clients.

    Equity Grants of Restricted Stock Units

              We establish the potential value of any restricted stock unit grant that a Named Executive Officer may receive based on target total direct compensation levels for desired results to be achieved during the year. The Committee also considers the amount of potential wealth accumulated from prior awards, as well as the financial impact on shareholder value from a dilution standpoint. We have generally set the grant value for our Named Executive Officers, other than our Chief Executive Officer, at levels relating to their target annual bonuses, with positive or negative adjustments to those levels based on various factors, including achievement of specific performance goals and consideration of benchmarking information. The grant value for our President and Chief Executive Officer has been set at levels around twice his target annual bonus.

              In October 2005, at the same time that the Company paid its first semi-annual cash dividend of $0.25 per share of its outstanding Common Stock, our Board of Directors also decided to pay a dividend equivalent of the same amount on each share underlying the unvested restricted stock units held by all employees, including the Named Executive Officers. The Company continued this practice for both of the dividend payments it made in 2006, during which it increased the amount of the semi-annual dividend to $0.35 per share. We believe this has been an important way to continually reinforce in our people the value of being awarded restricted stock units (notwithstanding their long vesting periods) and therefore to derive from these awards their maximum value in terms of employee retention and alignment with shareholder interests. The Company therefore anticipates that it will continue to pay dividend equivalents on outstanding unvested restricted stock units (including those issued under the SOP) simultaneously with future dividends that it declares on its Common Stock.

             Determination of 2006 Equity Grants.    We believe that the grants of restricted stock units that we made at the beginning of 2006 for each of our Named Executive Officers met the above criteria. Given the increase in the price of our stock during 2006, the restricted stock units that our Named

Executive Officers received have increased substantially in value. Our restricted stock therefore now serves as both:

  •
  an even greater retention tool than when originally issued; and
  •
  a demonstration of the way in which the total reward potential of our compensation program increases in line with value created for our shareholders.

             Determination of Equity Grants for the Chief Executive Officer of LaSalle Investment Management.    One of our Named Executive Officers, Lynn C. Thurber, participates in the LaSalle Investment Management (LIM) Long-Term Compensation Program. As a result, she did not also receive grants of restricted stock units on the terms described above with respect to our other Named Executive Officers.

              Our Compensation Committee established the LIM Compensation Program during 2002, with the first measurement year being 2003 and the first payments being made in 2004. We designed the Program to provide certain executives of LaSalle Investment Management, one of our four principal operating segments, with:

  •
  an opportunity to further align their interests with those of our shareholders;
  •
  a long-term retention incentive;
  •
  an incentive to grow LIM's core advisory revenues and margins; and
  •
  an incentive to achieve LIM's performance and incentive fee projections.

              Under the LIM Compensation Program, we determine a fixed annual bonus amount to be paid during each of the years 2004 through 2008 relative to the respective performance targets we have established for each of the years 2003 through 2007. The Program allows the Company flexibility in deciding how much of each annual bonus will be paid in cash and how much in restricted stock units.

              With respect to the total annual bonus amounts determined for 2003, 2004 and 2005, one-quarter of each bonus amount was structured to be paid in cash during the first year promptly after determination, one-quarter to be paid in cash twelve months later, one-quarter to be paid in restricted stock units that vest twenty-four months later and one-quarter to be paid in restricted stock units that vest thirty-six months later.

              With respect to the total annual bonus amount determined for 2006, one quarter has been paid in cash in 2007 and one quarter will vest and be paid in cash in each of 2008, 2009 and 2010.

              Since the performance period for the fixed annual bonus amount determined in one year relates only to the immediately preceding year, in the Summary Compensation Table: (1) cash payments under the Program to Ms. Thurber are reported as Non-Equity Incentive Plan Compensation and (2) grants of restricted stock units are reported as Stock Awards.

              The payout earned and paid in a given year is based on whether LIM clears certain margin and growth rate hurdles for the immediately preceding calendar year. We then make the payout, out of a pool of cash flow that has exceeded the hurdle amounts, to those executives who were granted a fixed number of participant points (out of a total of 100) against the pool. If an employee forfeits his or her points due to voluntary termination, that employee's participant points will be reallocated to other participants in the Program.

              In order to receive each future portion of an annual bonus, participants must be employed by the Company at the time of payment (subject to exceptions providing for protection from forfeiture in the cases of involuntary termination without cause, retirement, death or disability). This means that a participant forfeits unvested amounts of cash or restricted stock units if he or she voluntarily terminates employment or is terminated with cause or for documented poor performance. We believe this has created a significant retention incentive for those who participate in the Program. Unvested cash and restricted stock units will vest immediately on an accelerated basis and be distributed upon a change in control of the Company.

    Total Compensation for 2006

              We intend to continue our strategy of compensating our Named Executive Officers through programs that significantly emphasize performance-based incentive compensation. By integrating our cash incentive and stock ownership delivery systems, we strike a balance between short-term orientation and longer-term performance. This balance reinforces our business strategy and leverages the use of equity as our most valued currency.

              For 2006, the actual total performance-based compensation we paid to our Named Executive Officers was near the maximum compensation limits we established for our executive team at the beginning of the year. The Committee believes that this position was consistent with the Company's superior financial and operating performance in 2006 and the individual performance of each of the Named Executive Officers. The Committee also believes that the compensation was reasonable in its totality.

    Comment on 2007 Compensation

              Consistent with our philosophy of emphasizing the performance-based aspects of our compensation program, we have not increased the base salaries of our Named Executive Officers for 2007 over what we paid in 2006.

              In March of 2007, we approved new grants of restricted stock units to each of Mr. Dyer, Ms. Martin, Mr. Barge, Mr. Hughes and Mr. Roberts, which we have disclosed in a footnote to the table below entitled "Grants of Plan-Based Awards During 2006." The general methodology we used to establish the new grants was consistent to that we described above for 2006, and the amounts of the respective grants are broadly consistent with those we made in 2006.

Agreement with Lynn C. Thurber to Serve as Chairman of LaSalle Investment Management

              During 2006, Ms. Thurber announced that she would retire from her position as Chief Executive Officer of LaSalle Investment Management effective December 31, 2006. In order to retain certain services from Ms. Thurber that we felt would continue to add value to the business and take advantage of the leadership experience and client and employee relationships she developed during her previous twelve years with our firm, we established for Ms. Thurber the new part-time, non-executive role of Chairman of LaSalle Investment Management. The responsibilities of that new role and its associated compensation arrangements were outlined in a letter agreement dated September 5, 2006 that we previously disclosed and filed with the Securities and Exchange Commission.

              As Chairman, Ms. Thurber will, among other responsibilities:

  •
  serve on certain investment fund boards and the internal investment committee we use to evaluate and approve co-investments of the Company's own funds;
  •
  oversee the continued enhancement of LaSalle Investment Management's risk management program; and
  •
  continue to provide strategic advice and counseling to both LaSalle Investment Management and the Company as a whole.

Ms. Thurber has also agreed to certain non-competition and non-solicitation provisions.

              The initial term for Ms. Thurber's role will continue through December 31, 2008, subject to renewal by mutual consent after that. We have agreed to compensate Ms. Thurber for her services at the rate of $150,000 annually, plus reimbursement of reasonable expenses. Ms. Thurber will not receive benefits, although she will remain eligible to participate in the Company's 401(k) Savings and Profit Sharing Plan (and to receive the Company match, which is currently capped at $8,800 per year by law).

Compensation of Jeff A. Jacobson as Chief Executive Officer of LaSalle Investment Management

              Effective January 1, 2007, Jeff A. Jacobson has assumed the role of Chief Executive Officer of LaSalle Investment Management. We expect his compensation for 2007 to be disclosed in the Proxy Statement for the 2008 Annual Meeting. The structure of Mr. Jacobson's compensation is similar to that of the other Named Executive Officers and, to the extent particular to LaSalle Investment Management through participation in the LIM Long-Term Compensation Program or otherwise, to that of Ms. Thurber.

Stock Ownership Guidelines for Executive Officers

              We have established ownership guidelines for key employees, including the Named Executive Officers, in order to align the interests of such key employees with the interests of shareholders. We evaluate compliance with this guideline as of the first trading day in January preceding the date of the related annual bonus payment. To do this, we use the executive's base salary on that day, the stock price on that day and his or her holdings of Company stock. The ownership guideline for our Named Executive Officers is for beneficial ownership of Company stock to be in an amount equal to at least four times their annual base salaries.

              Covered employees may satisfy their ownership guideline through:

  •
  shares owned directly;
  •
  shares owned by a spouse or a trust;
  •
  the potential gain from outstanding stock options;
  •
  unvested restricted stock units; and
  •
  stock the receipt of which has been deferred through our U.S. Deferred Compensation Plan.

In the event the guideline is not met for a given year, the employee will not be allowed to opt out of the requirement under our Stock Ownership Program that a portion of the annual bonus be paid in restricted stock units rather than in cash.

              As of March 23, 2007, when the price per share of our Common Stock at the close of trading on the New York Stock Exchange was $104.68, all of the Named Executive Officers have substantially exceeded the minimum guideline, as we indicate below:

Stock Ownership of the Named Executive Officers

Name	Shares Directly Owned (#)	Restricted Stock Units (#)(1)	Stock Options (#)(2)	Total (#)	Value at 3/23/07	Ownership Requirement
Colin Dyer	5,811	125,489	0	131,300	$13,760,240	$3,000,000
Lauralee E. Martin	12,896	56,667	0	69,563	$7,281,854	$1,700,000
Peter A. Barge	22,884	39,991	0	62,875	$6,581,755	$1,300,000
Alastair Hughes	10,000	31,624	0	41,624	$4,357,200	$1,411,200
Peter C. Roberts	90,004	24,084	0	114,088	$11,942,732	$1,400,000
Lynn C. Thurber	55,978	29,441	0	85,419	$8,941,661	$1,360,000

(1)
Includes awards of restricted stock units made during 2007.

(2)
None of our Named Executive Officers has any outstanding vested or unvested stock options.

Additional Long-Term Compensation Programs.

              We have various additional equity and other incentive programs. We have designed them to align the interests of our employees, and particularly our executives, with the interests of our shareholders and to serve as longer-term retention vehicles for our people. Generally, we are required to establish these types of programs because they are standard within the respective markets in which we operate. Therefore, they are a necessary component in the compensation programs for firms, such as ours, that want to be competitive as employers of choice. Our Named Executive Officers are typically eligible to participate in these programs on the same basis as are our other employees. We do not view that any one of these programs individually constitutes a materially significant feature in the overall compensation of any of our Named Executive Officers, although together they are helpful in attracting and retaining high caliber people.

              For ease of reference, the following chart lists all of the programs, together with a brief description. After that, we discuss each of the programs in more detail (and the brief descriptions are qualified by those broader discussions):

Program	Brief Description
U.S. Employee Stock Purchase Plan	U.S. after-tax employee stock purchase plan; quarterly stock purchases at 5% discount.
U.K. Save As You Earn Plan	U.K. tax-qualified employee stock purchase plan; stock purchases at 15% discount after three and five years of savings through payroll deductions.
Co-Investment Long-Term Incentive Plan
Grants of interests in LaSalle Investment Management real estate investment funds to senior group of approximately 150 Company officers (International Directors). Future grants under this program have been discontinued, effective January 1, 2007.
International and Regional Director Personal Co-Investment Program
Vehicle to permit personal after-tax investments the return on which will relate to the performance of a pool of LaSalle Investment Management real estate investment funds. Future investment opportunities under this program have been discontinued, effective January 1, 2007.
Retirement Savings Plans and Arrangements	Retirement savings plans are country specific and generally related to local market practices, including for example U.S. 401(k) plan with Company match.
Severance Arrangements	Standard Company severance arrangements are country specific, with all Named Executive Officers subject to targeted provision in the U.S. Severance Pay Plan.
U.S. Deferred Compensation Plan	Allows eligible U.S. employees to defer income for receipt at designated future times; Company does not make contributions.
Change in Control Benefits	Other than in connection with accelerated vesting of restricted stock units and stock options, enhanced change in control benefits not provided. No tax gross-ups.
Perquisites	No personal perquisites (such as club memberships) of any significance are provided.

U.S. Employee Stock Purchase Plan and U.K. Save As You Earn (SAYE) Stock Plan

              The U.S. Employee Stock Purchase Plan and the U.K. Save As You Earn (SAYE) Stock Plan provide eligible employees with an attractive means for using their own personal funds to accumulate Jones Lang LaSalle Common Stock. Typically, we structure these plans according to the tax regimes of the countries in which we offer them.

  •
  The U.S. Employee Stock Purchase Plan provides employees in the United States with a means to purchase stock at a 5% discount through regular payroll deductions. Of our Named Executive Officers, Ms. Martin and Ms. Thurber participated in this Plan during 2006.
  •
  The U.K. SAYE Plan provides employees in the United Kingdom with an option to purchase stock at a 15% discount through regular payroll deductions. The Company regularly evaluates additional opportunities to establish similar plans. During 2006, for example, we expanded the U.K. SAYE Plan into an SAYE International Plan under which stock may be purchased at a discount by employees in Ireland (as well as, potentially, other countries in Europe). None of our Named Executive Officers participated in the U.K. SAYE Plan during 2006.

Co-Investment Long-Term Incentive Plan

              Our Co-Investment Long-Term Incentive Plan has been designed to provide the group of approximately 150 of our senior leaders around the world, known as our International Directors, with the opportunity to benefit on a notional basis from real estate co-investments made by the Company on their behalf through its LaSalle Investment Management business. The Co-Investment Plan seeks to:

  •
  help the Company retain its most senior people;
  •
  align the interests of participants with those of the Company's real estate investment clients; and
  •
  increase their efforts to promote the Company's success in the interests of our shareholders.

              We originally established the Co-Investment Plan to make grants of investments for the benefit of our International Directors during a three-year period starting on January 1, 2002, with an initial notional allocation by the Company of $5 million among those employees who were International Directors on that date. We earmarked an additional $5 million to be invested in the Co-Investment Plan for the International Directors in place on each of January 1, 2003 and January 1, 2004 if the Company achieved a certain performance level during the respective previous years. The Company did not achieve the required level of performance during 2002, so we did not make a grant in 2003. The Company did achieve the required level of performance in 2003 and so we did make a second investment in 2004. In October 2004, our Board extended the Co-Investment Plan for one additional notional investment allocation to be made in 2005 in the event the Company achieved a certain performance level during 2004. Since the Company did achieve the required level of performance during 2004, a third notional investment of $5 million was made in 2005. Based upon the Company's strong financial performance in 2005, our Board approved an additional notional investment of $5 million in 2006.

              A participant vests in the portion of his or her notional investment account upon the earlier of:

  •
  five years from the date as of which each allocated investment is made;
  •
  retirement;
  •
  death or permanent disability; or
  •
  a change in control of the Company.

Termination of employment for any reason other than those listed above results in a forfeiture of all of a participant's interests in the Co-Investment Plan. We determine the value of a participant's account based on the performance of particular real estate funds managed by LaSalle Investment Management. The Compensation Committee administers the Co-Investment Plan.

              While they have participated in the separate LIM Long-Term Incentive Compensation Program described below, certain of our LaSalle Investment Management International Directors, including Lynn C. Thurber, one of our Named Executive Officers, have not also participated in the Co-Investment Plan. In 2005 and 2006, we did permit International Directors who were employees of LaSalle Investment Management and located in certain countries where permitted, including

Ms. Thurber, to make (and certain of them did make) investments from their own funds, either directly or, if otherwise eligible, through our United States Deferred Compensation Plan described below, the returns on which will be calculated as if they were grants made under the Co-Investment Plan.

              Other than as set forth above with respect to Ms. Thurber, all of our other Named Executive Officers have participated in the Co-Investment Plan through 2006.

              Primarily to avoid certain negative accounting and tax effects from the future expansion of the Co-Investment Plan, we have discontinued further grants beyond 2006. Grants that we previously made will continue to vest according to their terms and will continue to serve as a useful retention incentive. In 2007, as an alternative means of recognizing the achievements of our International Directors and as an additional long-term retention incentive aligned with increases in our stock price, we have made a grant to each International Director, including each Named Executive Officer other than Ms. Thurber, of $37,000 in restricted stock units (based upon the closing price of shares of our Common Stock on January 2, 2007 and the number of International Directors) that vest in five years assuming continued employment at the time by each grantee.

International and Regional Director Personal Co-Investment Program

              In 2006, we introduced a new International and Regional Director Personal Co-Investment Program, in which all of our International and Regional Directors, including our Named Executive Officers, were eligible to participate on a voluntary basis. The Personal Co-Investment Program, which we also offered on a voluntary basis to the Non-Executive members of our Board of Directors, permitted our Directors to invest personally in the performance of certain of the funds that LaSalle Investment Management has established for its clients. We intended the Program to serve as a retention device by:

  •
  providing our people a means to participate in a personal investment opportunity that was unique to being employed at our Company; and
  •
  further aligning the interests of our people with the success of our LaSalle Investment Management business and the performance it seeks to achieve on behalf of its clients.

Of our Named Executive Officers, Peter A. Barge, Colin Dyer, Peter C. Roberts and Lynn C. Thurber made personal investments in the Personal Co-Investment Program.

              Primarily to avoid certain negative accounting effects from the future expansion of the Personal Co-Investment Program (similar to those issues that arose with respect to the Co-Investment Plan), we have discontinued the ability to make further investments beyond 2006. Personal investments made in 2006 will continue to remain outstanding, however.

              Personal investments through the Program represent an interest whose return will reflect the performance of the co-investments that the Company itself has made in LaSalle Investment Management funds.

              During 2006, we permitted eligible participants to personally invest up to US$100,000 in the Personal Co-Investment Program. As they represent personal investment funds, all investments made by our Named Executive Officers vested immediately. Each Named Executive Officer will continue to own the investment even if he or she leaves the Company, regardless of the circumstances. A participant does not have any rights to sell investment units back to the Company in the event he or she leaves the Company, nor can the Company require a participant to sell them back.

              Participants may not re-sell investment units to anyone else, nor may they pledge them as collateral for a loan. Investment units may pass to their heirs upon their death, but otherwise the units are not liquid investments.

              As a legal matter, investment units represent a liability of Jones Lang LaSalle Incorporated that is owed to participants as unsecured creditors of the Company. We measure the investment return on the liability by the return that the Company receives on the LIM Funds, but participants are not themselves direct investors in the underlying LaSalle Investment Management funds. Therefore, in the event of the bankruptcy of the Company, participants could lose up to the entire value of the investment even if the underlying funds themselves remained solvent.

Retirement Savings Plans and Arrangements

             United States Savings and Retirement Plan for U.S. Based Named Executive Officers.    Our United States Savings and Retirement Plan is a defined contribution plan qualified under Section 401(k) of the U.S. Internal Revenue Code. Subject to certain limitations under the Code (currently $8,800 per year per participant), we make matching contributions to each eligible participant's account in an amount equal to 100% of the first three percent of the participant's pre-tax contributions to the Plan and 50% on the next two percent of such pre-tax contributions. A participant does not become eligible to receive the Company's matching payments unless he or she has completed at least 1,000 hours of service during the 12-month period beginning on the date of hire or during any Plan year that begins after the date of hire. Matching contributions begin on the January 1 or July 1 following completion of one full year of service. Participants are vested in all amounts in their Plan accounts. Those of our Named Executive Officers who are United States taxpayers, Colin Dyer, Lauralee E. Martin, Peter C. Roberts and Lynn C. Thurber, are eligible to participate in the Savings and Retirement Plan and did participate during 2006. The matching contributions we made on their behalf are reported in the Summary Compensation Table below.

             Retirement Arrangements for Alastair Hughes.    We originally executed an Employment Agreement with Alastair Hughes, one of our Named Executive Officers, in 1999. We did so when we were generally entering into standard employment agreements with our executives in the United Kingdom in order to be consistent with the labor market in that country. The agreement with Mr. Hughes provides for an annual contribution to an individual pension plan with a pension provider of Mr. Hughes' choice. The amount of the contribution is based on different percentages of salary (with a cap of £100,000) based on age. Before Mr. Hughes took individual responsibility for his pension arrangements in 1995, he was a member of the Company's U.K. Trust Pension Scheme, a defined benefit plan, from October 1993 to April 1995. As a result, there is a deferred pension due to Mr. Hughes when he reaches age 60 equal to £695 per year (as increased by a consumer price index capped at 5% per year maximum from April 1995 to the date of his 60th birthday).

             Retirement Arrangements for Peter A. Barge.    Peter A. Barge, one of our Named Executive Officers, does not participate in a retirement plan. We have agreed to pay to him in cash every year the amount of the contribution that the Company would have made to the Superannuation Plan in Australia had he been resident in that country. In 2006, the amount of the payment was $9,515.

Severance Arrangements for Named Executive Officers

              We currently maintain a Severance Pay Plan for full time employees in the United States, including executive officers. To be eligible to receive benefits under the Severance Pay Plan, an employee must be involuntarily terminated from employment under specified circumstances and also must meet all of the conditions of the Severance Pay Plan.

              Severance benefits include:

  •
  Base Severance, comprised of one-half month of base pay (not including target annual bonus) in effect at the time of the employment termination: and
  •
  Enhanced Severance, provided the employee executes a severance agreement and general release in favor of Jones Lang LaSalle.

              Enhanced severance is a multiple of base pay that varies with the circumstances of termination and is otherwise based on an employee's position level and length of service, reimbursement for certain health care insurance costs and outplacement for professional employees. The maximum benefit under the Plan would be fifteen months of base pay. For employees terminated after June 30 of any given year and before annual bonuses are paid for the year in which they are terminated, enhanced severance also may include an annual bonus payment, calculated as a prorated share of the employee's target annual bonus for the year of termination, subject to Jones Lang LaSalle's then existing practice of determining discretionary annual bonus payments.

              Under a provision of the Severance Pay Plan that we have specifically established to cover members of our Global Executive Committee, each of the Named Executive Officers would be eligible (regardless of length of service) to receive a minimum of twelve months of base salary, plus an amount equal to the individual's target annual bonus then in effect, as Enhanced Severance if his or her employment is involuntarily terminated by the Company without cause. To the extent applicable, a Global Executive Committee participant who is also eligible to receive severance payments under any other plan, program or arrangement provided to employees in countries other than the United States (including an employment agreement) may elect whether to receive payments under the Severance Pay Plan or such other arrangement, but is not entitled to receive payments under both. In any event, the maximum benefit under the Severance Pay Plan remains at fifteen months if a participant has sufficient longevity with the Company to exceed the twelve month minimum.

              Under a separate arrangement entered into with Colin Dyer when we hired him, Mr. Dyer is also eligible for severance payments under the terms of, and subject to the conditions to, the Severance Pay Plan described above as applicable to the members of our Global Executive Committee, except that in the event Mr. Dyer's employment is terminated prior to August 30, 2008 under circumstances for which he would otherwise be eligible to receive severance, then the amount of severance he would receive will equal two years of base salary and target annual bonus rather than one. After that date, Mr. Dyer will be subject to the same terms as are the other members of the Global Executive Committee.

              The severance benefits we make available to our Named Executive Officers are designed to assist in retaining them as we compete for talented employees in a marketplace where similar (if not often greater) protections are commonly offered. We intend for severance benefits to ease an employee's transition due to an unexpected employment termination by the Company. As our severance benefits would also be available in the case of a termination that followed a change in control, our severance arrangements also encourage employees to remain focused on the Company's business in the event of rumored or actual fundamental corporate changes. We do not provide any tax gross-ups on severance payments under any circumstances.

United States Deferred Compensation Plan

              Effective for compensation paid on and after January 1, 2004, we established a Deferred Compensation Plan for our employees in the United States who are at our National Director level and above. The Deferred Compensation Plan is a non-qualified deferred compensation program intended to comply with Section 409A of the United States Internal Revenue Code. The Plan permits eligible participants, including those of our Named Executive Officers who are subject to United States income tax, to voluntarily elect to defer up to 75% of their base salaries, up to 100% of their annual bonuses and up to 100% of their vested restricted stock unit awards (including under the SOP). Members of our Board of Directors are eligible to participate in the Deferred Compensation Plan with respect to their Director fees.

              As indicated in the Compensation Tables below, three of our Named Executive Officers, Colin Dyer, Lauralee E. Martin and Peter C. Roberts, have elected to defer certain amounts of their compensation under the Plan.

              The amounts of any compensation deferred under the Plan remain an asset of the Company and constitute an unsecured obligation of the Company to pay the participants in the future. As such, they are subject to the claims of other creditors in the event of the Company's insolvency. Gains and losses on deferred amounts are credited based on the performance of a hypothetical investment in a variety of mutual fund investment choices the participants select. A participant's account may or may not appreciate depending upon the performance of the hypothetical investment selections the participants make. Participants must elect certain future distribution dates on which all or a portion of their accounts will be paid to them in cash, including in the case of a change in control of the Company. The Company does not make any contributions to the Plan beyond the amounts of compensation that participants themselves elect to contribute.

Change in Control Benefits

              Other than as the result of the severance benefits we describe above, which apply in the case of terminations regardless of whether they occur in connection with a change in control or not, we do not have any enhanced severance benefits for any of our Named Executive Officers that would specifically result from a change in control over the Company. We do not provide any tax gross-ups on severance payments under any circumstances.

              The Stock Award and Incentive Plan, under which all restricted stock units and stock options have been granted, does provides that, unless otherwise determined by the Compensation Committee as Plan Administrator in writing at or after the grant of an award, in the event of a change in control (as that is defined in the Stock Award and Incentive Plan), all outstanding awards under the Plan will, among other things, become fully vested on an accelerated basis. Additionally, outstanding but unvested grants under each of the LIM Co-Investment Program and the Co-Investment Plan would become fully vested on an accelerated basis in the event of a change in control.

Perquisites

              We do not provide personal perquisites (such as club memberships) of any significance to our Named Executive Officers as part of their compensation packages. We have disclosed all perquisites that we do provide, regardless of amount, in the Summary Compensation Table below.

Certain Tax Matters

              Section 162(m) of the United States Internal Revenue Code limits the deduction a publicly held corporation is allowed for compensation paid to the chief executive officer and to the four most highly compensated executive officers other than the chief executive officer. Generally, amounts paid in excess of $1 million to a covered executive, other than performance-based compensation, cannot be deducted. We believe that the compensation we pay to our executive officers is generally fully deductible for U.S. federal income tax purposes, and we do currently intend to continue seeking a tax deduction for all of our executive compensation. We will continue to monitor issues concerning the tax deductibility of executive compensation and will take appropriate action if we believe it is warranted. Since corporate objectives and strategic needs may not always be consistent with the requirements of full deductibility, we are prepared to use our discretion, if we believe it is appropriate, to enter into compensation arrangements or provide compensation under which payments may not be fully deductible.

COMPENSATION COMMITTEE REPORT

              As more particularly described above under "Corporate Governance Principles and Board Matters," the Compensation Committee of the Board is responsible for providing independent, objective oversight of Jones Lang LaSalle's executive compensation programs, including those with respect to stock ownership. The Compensation Committee is composed of five Non-Executive Directors, each of whom is independent as defined by the New York Stock Exchange listing standards in effect at the time of mailing of this Proxy Statement and by applicable Securities and Exchange Commission rules. The Compensation Committee operates under a written Charter, which the Board of Directors has approved.

              The Compensation Committee has reviewed and discussed with the Company's management the Compensation Discussion and Analysis presented in this Proxy Statement. Based on such review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

Thomas C. Theobald (Chairman)
Henri-Claude de Bettignies
Sir Derek Higgs
Alain Monié
Sheila A. Penrose

COMPENSATION TABLES

              The following tables and footnotes set forth information regarding the cash and other forms of compensation we paid in respect of performance during 2006 to:

  •
  our President and Chief Executive Officer;
  •
  our Chief Operating and Financial Officer; and
  •
  in alphabetical order, the Chief Executive Officers of our four principal business segments.

              These officers, who are the members of our Global Executive Committee, constituted our most highly compensated executive officers during 2006. We refer to them in this Proxy Statement as our Named Executive Officers. Each of the Named Executive Officers held his or her position for all of 2006. As necessary, all amounts shown in the table have been converted to U.S. Dollars from the foreign currencies in which the compensation was paid.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards (2)	Option Awards	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings	All Other Compensation (4)	Total
Colin Dyer President and Chief Executive Officer	2006	$750,000	—	$1,302,315	—	$2,441,000	—	$142,850	$4,636,165
Lauralee E. Martin Chief Operating and Financial Officer	2006	$425,000	—	$490,876	—	$1,641,000	—	$39,279	$2,596,155
Peter A. Barge Chief Executive Officer, Asia Pacific	2006	$325,000	—	$393,614	—	$1,310,913	—	$194,720	$2,224,247
Alastair Hughes Chief Executive Officer, EMEA	2006	$352,800	—	$282,694	—	$1,950,927	—	$66,652	$2,653,073
Peter C. Roberts Chief Executive Officer, Americas	2006	$350,000	—	$188,618	—	$1,741,000	—	$22,159	$2,301,777
Lynn C. Thurber (1) Chief Executive Officer, LaSalle Investment Management	2006	$340,000	—	$765,094	—	$5,275,440	—	$26,267	$6,406,801

(1)
Ms. Thurber retired from her position as Chief Executive Officer of LaSalle Investment Management effective December 31, 2006. Effective January 1, 2007, she assumed the non-executive role of Chairman of LaSalle Investment Management.

(2)
The stock awards reported in this column represent the sum of (i) grants of restricted stock units under our Stock Award and Incentive Plan and (ii) restricted stock units paid in lieu of a portion of the annual cash bonus under our Stock Ownership Plan. We discuss both of these types of awards in more detail below under "Grants of Plan Based Awards During 2006."

  The amounts we report in the column are those we recognized for financial statement reporting purposes for the year ended December 31, 2006 in accordance with SFAS No. 123(R) and therefore may also include amounts from awards granted prior to 2006. The amounts have been determined based on the assumptions set forth in footnote 7 to the Company's Consolidated Financial Statements for the year ended December 31, 2006, included in the Company's Annual Report on Form 10-K. The grant date fair values of the stock awards are included in the table below entitled "Grants of Plan-Based Awards During 2006."

  The amount we show for Ms. Thurber represents an acceleration, for accounting purposes, of compensation expense in respect of unvested restricted stock unit awards that resulted from her retirement and that otherwise would have been recognized over the vesting period.

(3)
(a) The amounts in this column reflect cash payments we made under the performance-based awards provisions that we used to determine executive compensation under our Stock Award and Incentive Plan, although within our firm we commonly refer to these payments as our "bonuses." Consistent with previous years' disclosures in our Proxy Statements, the annual bonus amounts shown for 2006 were paid in March 2007 and relate to the achievement of performance objectives previously established for 2006.

  (b)(i)    From the total amount of his annual bonus shown in this column for 2006, Mr. Dyer elected to defer $240,000 under the Company's U.S. Deferred Compensation Plan established for certain employees in the United States and described in more detail above in our Compensation Discussion and Analysis.

  (ii)    From the total amount of her annual bonus shown in this column for 2006, Ms. Martin elected to defer $960,000 under the U.S. Deferred Compensation Plan.

  (iii)    From the total amount of his annual bonus shown in this column for 2006, Mr. Roberts elected to defer $153,000 under the U.S. Deferred Compensation Plan.

  (c)    A portion of Ms. Thurber's total annual bonus payment shown in this column, $3,355,440, was earned as part of the LaSalle Investment Management Long-Term Incentive Compensation Program described in more detail above in our Compensation Discussion and Analysis. Of that amount, one quarter ($838,860) was paid in cash in 2007 and one quarter will be paid in cash in each of 2008, 2009 and 2010. Under the terms of the Program, since Ms. Thurber has retired, all of such amounts are fully vested.

  (d)    Mr. Dyer, Ms. Martin, Mr. Barge and Ms. Thurber received 20% of their annual bonuses in restricted stock units rather than in cash. As all eligible participants were permitted to do, Mr. Roberts, who has satisfied the required ownership guidelines established for the Program, elected to receive his annual bonus entirely in cash and not to participate in the Stock Ownership Program for 2006. As all participants were permitted to do for the first time in 2006, Mr. Hughes elected to reduce the percentage of his annual bonus that he received in restricted stock units from 20% to 15%. As we do for everyone under the Stock Ownership Program, we add 25% in value to the amount of the restricted stock units awarded, which is reflected in the amounts that are in the above table.

  (e)    As of January 2, 2006, being members of the group of our senior leadership known as our International Directors, each of the Named Executive Officers other than Ms. Thurber received one unit in the 2006 Co-Investment Long-Term Incentive Plan. Each of such units had a target value of $41,000, which is the amount included in the above table, and vests in five years. We provide additional information about this Plan in our Compensation Discussion and Analysis. After an initial grant in 2002, Ms. Thurber has not participated further in this Plan since she has participated in the separate LaSalle Investment Management Long-Term Incentive Compensation Program.

(4)
The other amounts in this column with respect to 2006 reflect (i) matching contributions by Jones Lang LaSalle to the Savings and Retirement Plan (qualified under Section 401(k) of the United States Internal Revenue Code) of $8,800 for each of Mr. Dyer, Ms. Martin, Mr. Roberts and Ms. Thurber, (ii) expatriate tax preparation assistance of $28,395 and expatriate relocation expense reimbursement of $43,583 for Mr. Dyer, (iii) a superannuation pension allowance of $9,515 and international expatriate living expense reimbursements and housing cost equalization for Mr. Barge of $163,900, (iv) a pension allowance of $19,589 and allowances in total for transportation, health care insurance, communications, life and health care insurance and personal accounting expenses of $31,213 for Mr. Hughes and (v) premiums paid on life insurance policies of less than $1,000 for each of Mr. Dyer, Ms. Martin, Mr. Roberts and Ms. Thurber.

  In each of June and December of 2006, at the same time that the Company paid a regular semi-annual cash dividend of $0.25 per share and $0.35 per share of its outstanding common stock, respectively, the Company also paid a dividend equivalent of the same amount on each outstanding restricted stock unit. The amounts shown in this column include the dividend equivalents that were paid on restricted stock units held by Mr. Dyer in the total amount of $61,536, Ms. Martin in the total amount of $29,824, Mr. Barge in the total amount of $21,304, Mr. Hughes in the total amount of $15,850, Mr. Roberts in the total amount of $13,087, and Ms. Thurber in the total amount of $17,466.

Grants of Plan-Based Awards During 2006

              The following table sets forth information about grants of awards that we made to the Named Executive Officers in respect of 2006 under our Co-Investment Long-Term Incentive Plan and our Stock Award and Incentive Plan. We did not grant any new stock options to the Named Executive

Officers in 2006 and do not anticipate doing so during 2007. All of the awards reported below are included in the Summary Compensation Table above.

								All Other Stock Awards: Number of Shares of Stock or Units (2)	All Other Option Awards: Number of Securities Underlying Options
		Estimated Future Payouts Under Non-Stock Price-Based Plan (1)			Estimated Future Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date
		Threshold	Target	Maximum	Threshold	Target	Maximum
Colin Dyer	1/3/06	$0	$41,000	$82,000	—	—	—	—	—	—	—
	2/23/06	—	—	—	—	—	—	20,000	—	—	$1,418,800
	1/2/07	—	—	—	—	—	—	8,152	—	—	$750,000
Lauralee E. Martin	1/3/06	$0	$41,000	$82,000	—	—	—	—	—	—	—
	2/23/06	—	—	—	—	—	—	8,000	—	—	$567,520
	1/2/07	—	—	—	—	—	—	5,435	—	—	$500,000
Peter A. Barge	1/3/06	$0	$41,000	$82,000	—	—	—	—	—	—	—
	2/23/06	—	—	—	—	—	—	7,000	—	—	$496,580
	1/2/07	—	—	—	—	—	—	4,601	—	—	$423,292
Alastair Hughes	1/3/06	$0	$41,000	$82,000	—	—	—	—	—	—	—
	2/23/06	—	—	—	—	—	—	2,429	—	—	$172,313
	1/2/07	—	—	—	—	—	—	4,790	—	—	$440,680
Peter C. Roberts	1/3/06	$0	$41,000	$82,000	—	—	—	—	—	—	—
	2/23/06	—	—	—	—	—	—	5,000	—	—	$354,700
Lynn C. Thurber	1/2/07	—	—	—	—	—	—	6,522	—	—	$600,000

(1)
Co-Investment Long-Term Incentive Plan

  (a)    The amounts in this column represent units we granted to the Named Executive Officers in 2006 under our Co-Investment Long-Term Incentive Plan. The units we awarded under the Co-Investment Long-Term Incentive Plan vest five years after grant. We provide additional information about this Plan in the Compensation Discussion and Analysis.

  (b)    After an initial grant in 2002, Ms. Thurber has not participated further in this Plan since she has participated in the separate LaSalle Investment Management Long-Term Incentive Compensation Program.

  (c)    The maximum amounts will ultimately be determined by the performance of certain real estate investment funds in the future, which we cannot estimate with certainty at this time. The actual maximum amounts may therefore be greater than the estimated amounts shown above, but they are unlikely to be materially greater. The target amount of each unit indicated (which is equivalent to the notional amount we originally invested) was $41,000.

  (d)    In order to provide a complete historical perspective on the operation of this program, the following table sets forth information concerning all of the units we have granted since 2002 to the Named Executive Officers under the Co-Investment Long-Term Incentive Plan and that are still outstanding (including the 2006 units that are also reported above). We do not intend to make any additional grants under this Plan in 2007 or in subsequent years. Instead, for 2007 we have made grants of restricted stock units to each International Director, including each Named Executive Officer other than Ms. Thurber, under the Stock Award and Incentive Plan with a value per person of $37,000. We will report these grants in the Proxy Statement for our 2008 Annual Meeting.

	Number of Shares, Units or Other Rights (#)		Estimated Future Payouts Under Non-Stock Price-Based Plan
Name		Performance or Other Period Until Maturation or Payout (iv)
			Threshold	Target	Maximum (v)
Colin Dyer (i)	3	5 years from each grant date	$0	$124,000	$248,000
Lauralee E. Martin (ii)	4	5 years from each grant date	$0	$165,000	$330,000
Peter A. Barge (ii)	4	5 years from each grant date	$0	$165,000	$330,000
Alastair Hughes (ii)	4	5 years from each grant date	$0	$165,000	$330,000
Peter C. Roberts (ii)	4	5 years from each grant date	$0	$165,000	$330,000
Lynn C. Thurber (iii)	1	5 years from first grant date	$0	$41,000	$82,000

  (i)    Mr. Dyer received one 2004 unit pursuant to the compensation arrangements when he was hired, and one in each of 2005 and 2006.

  (ii)    Each of Ms. Martin and Messrs. Barge, Hughes and Roberts received one unit in each of 2002, 2004, 2005 and 2006.

  (iii)    After an initial grant in 2002, Ms. Thurber has not participated further in this Plan since she has participated in the separate LaSalle Investment Management Long-Term Incentive Compensation Program.

  (iv)    Of the units indicated in the table, none of Mr. Dyer's units has vested. One unit vested as of January 1, 2007 for each of Ms. Martin, Ms. Thurber and Messrs. Barge, Hughes and Roberts.

  (v)    The maximum amounts will ultimately be determined by the performance of certain real estate investment funds in the future, which we cannot estimate with certainty at this time. The actual maximum amounts may therefore be greater than the estimated amounts shown above, but they are unlikely to be materially greater. The target amount of each unit we granted in 2002 (which is equivalent to the notional amount we originally invested) was $41,000; the target amount for each unit we granted in 2004 was $44,000; the target amount for each unit we granted in 2005 was $39,000; and the target amount for each unit we granted in 2006 was $41,000.

(2)
Restricted Stock Unit Grants and Stock Ownership Program Awards

  The stock awards reported in this column represent the sum of (i) grants of restricted stock units under our Stock Award and Incentive Plan (or, in the case of Ms. Thurber, under the LaSalle Investment Management Long-Term Incentive Compensation Program) and (ii) restricted stock units paid in lieu of a portion of the annual cash bonus under our Stock Ownership Plan. Additional information about each of these different types of equity awards is presented below:

  (i)    Restricted Stock Unit Grants.    During 2006, the Named Executive Officers other than Ms. Thurber received grants of restricted stock units under our Stock Award and Incentive Plan. The initial values of the restricted stock units, which are based upon a closing price of per share of our Common Stock on the grant date of $70.94, are provided in the table below and are reflected within the aggregate amounts shown in the above table. Half of the restricted stock units reported above vest in three years from the date of grant and the other half in five years. Since she participates in the separate LaSalle Investment Management Long-Term Incentive Program,

  Ms. Thurber did not otherwise receive grants of restricted stock units under the Stock Award and Incentive Plan.

Name	Value of Restricted Stock Units Based on Grant Date Closing Price
Colin Dyer	$1,418,800
Lauralee E. Martin	$567,520
Peter A. Barge	$496,580
Alastair Hughes	$172,313
Peter C. Roberts	$354,700

  We made additional grants of restricted stock units to certain of the Named Executive Officers during 2007 and, consistent with our compensation disclosures in our previous proxy statements, in order to avoid double-counting with the grants made during 2006, we have not included the 2007 grants in the Compensation Tables in this Proxy Statement. We will instead report them in the Proxy Statement for our 2008 Annual Meeting. During 2007, we have awarded Mr. Dyer 15,334 restricted stock units, Ms. Martin 5,750, Mr. Barge 3,834, Mr. Hughes 3,834 and Mr. Roberts 3,834. In each case, half of the units vest three years after the July 1st following the date of the grant and the remaining half vest five years after the July 1st following the date of grant.

  (ii)    Stock Ownership Program.    The Named Executive Officers, along with certain other officers, received a portion of their 2006 annual bonuses (paid in 2007) in the form of restricted stock units under our Stock Ownership Program (SOP). The value of the restricted stock units received under the terms of the Stock Ownership Program, which is reflected in the table below, is based on the closing price per share of our Common Stock on the New York Stock Exchange of $92.00 on the first business day of the calendar year in which the annual bonus was paid. It also gives effect to the 25% increase in value that we add to the amounts of annual bonuses that are paid in restricted stock units rather than in cash:

Name	Value of SOP Shares
Colin Dyer	$750,000
Lauralee E. Martin	$500,000
Peter A. Barge	$423,292
Alastair Hughes	$440,680
Lynn C. Thurber	$600,000

  The restricted stock units reported in this Proxy Statement as SOP Shares were granted as of January 2, 2007. Half of the restricted stock units granted each year vest eighteen months after such date and the other half vest in thirty months.

  As all participants are permitted to do under the internal guidelines we have established under the Stock Ownership Program, (1) Mr. Hughes elected to reduce the percentage of his annual bonus that he received in restricted stock units to 15% and (2) Mr. Roberts, who has satisfied the required ownership guidelines established for the Program, elected to receive his annual bonus entirely in cash and not to participate in the Stock Ownership Program for 2006.

Outstanding Equity Awards at Fiscal Year-End

              The following table sets forth certain information concerning the number and value of unexercised and unvested restricted stock units outstanding as of December 31, 2006, when the price per share of our Common Stock at the close of trading on the New York Stock Exchange was $92.17. The stock awards reported in this table represent both (i) grants of restricted stock units under our Stock Award and Incentive Plan and (ii) restricted stock units paid in lieu of a portion of the annual cash bonus under our Stock Ownership Plan. None of our Named Executive Officers has any outstanding stock options.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Restricted Stock Units That Have Not Vested (#)	Market Value of Restricted Stock Units That Have Not Vested ($)
Colin Dyer	0	0	0	n/a	102,003	$9,401,617
Lauralee E. Martin	0	0	0	n/a	45,482	$4,192,076
Peter A. Barge	0	0	0	n/a	31,556	$2,908,517
Alastair Hughes	0	0	0	n/a	22,999	$2,119,818
Peter C. Roberts	0	0	0	n/a	20,250	$1,866,443
Lynn C. Thurber	0	0	0	n/a	27,365	$2,522,232

Option Exercises and Stock Vested During 2006

              The following table sets forth information about (i) grants of restricted stock units we made prior to 2006 and that vested in 2006 and (ii) option awards we made prior to 2006 and that certain of our Named Executive Officers exercised during 2006.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise or Vesting (#)	Value Realized Upon Exercise or Vesting ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Colin Dyer	—	—	1,339	$117,229
Lauralee E. Martin	32,500	$1,732,438	—	—
Lauralee E. Martin	—	—	10,142	$887,932
Peter A. Barge	—	—	9,484	$830,324
Alastair Hughes	—	—	8,203	$718,173
Peter C. Roberts	30,000	$1,819,917	—	—
Peter C. Roberts	—	—	3,750	$328,312
Lynn C. Thurber	47,500	$2,368,478	—	—
Lynn C. Thurber	—	—	9,011	$715,993

(1)
Values shown represent the closing price on the New York Stock Exchange of shares of our Common Stock on the vesting or exercise date, as applicable. In the case of options, the values represent the difference between the closing price and the exercise price of the option.

Pension Benefits

              We do not have a defined benefit retirement plan for any of our Named Executive Officers, except under the limited circumstances we describe below in the case of Mr. Hughes. All of the Company's contributions we describe below are reflected in the Summary Compensation Table under "All Other Compensation."

             Colin Dyer, Lauralee E. Martin, Peter C. Roberts and Lynn C. Thurber.    As employees within the United States, each of Mr. Dyer, Ms. Martin, Mr. Roberts and Ms. Thurber is eligible to participate in the United States Savings and Retirement Plan, a defined contribution plan qualified under Section 401(k) of the Internal Revenue Code, on the same terms and conditions that apply to our U.S. employees generally. We provide additional information about the operation of our United States Savings and Retirement Plan in the Compensation Discussion and Analysis. The maximum annual matching contribution by the Company for each person who participates in the 401(k) Plan is $8,800.

             Alastair Hughes.    Consistent with the other agreements with senior-level employees in the United Kingdom that we put in place at the time of our 1999 merger, an Employment Agreement with Mr. Hughes provides for us to make an annual contribution to an individual pension plan with a pension provider of Mr. Hughes' choice. The amount of the contribution is based on different percentages of salary (with a cap of £100,000) based on age. In 2006, the amount of our contribution was $19,589. Before Mr. Hughes took individual responsibility for his pension arrangements in 1995, he was a member of the Company's U.K. Trust Pension Scheme, a defined benefit plan, from October 1993 to April 1995. As a result, there is a deferred pension due to Mr. Hughes when he reaches age 60 equal to £695 per year (as increased by a consumer price index capped at 5% per year maximum from April 1995 to the date of his 60th birthday).

             Peter A. Barge.    Mr. Barge receives annually an amount ($9,515 in 2006) equal to the contribution that the Company would have made to the Superannuation Plan in Australia had he been resident in that country.

Nonqualified Deferred Compensation

              The following table sets forth certain information concerning the voluntary participation by certain of our Named Executive Officers in our U.S. Deferred Compensation Plan, which is a Plan to which employees may provide contributions but to which the Company itself does not make any contributions. We provide additional information about this Plan in the Compensation Discussion and Analysis. Amounts shown below are as of December 31, 2006. Lauralee E. Martin made a contribution to the Plan for the first time in 2007.

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals or Distributions	Aggregate Balance at Last Fiscal Year End
Colin Dyer	$75,000	0	$4,495	0	$79,495
Peter C. Roberts	$147,000	0	$279,457	0	$890,671

Termination and Change in Control Payments

              The following tables provide a summary of the approximate amounts that we would be obligated to pay to each of our Named Executive Officers other than Lynn C. Thurber at, following or in connection with a termination that results from:

  •
  voluntary termination by the Named Executive Officer;
  •
  involuntary termination of the Named Executive Officer;
  •
  retirement under the "Rule of 65," meaning retirement at an age when the sum of (1) years of service plus (2) age equals at least 65, with a minimum age of 55; or
  •
  a change in control of the Company.

              The tables consolidate the payments that we would make to each indicated Named Executive Officer under the various severance and employment arrangements and other plans (as currently in effect) that would apply to such Named Executive Officer. We more particularly describe them in our Compensation Discussion and Analysis, which should be read in conjunction with a review of the tables below. The amounts we show in the tables assume that termination was effective as of December 31, 2006. They are therefore only estimates of the amounts that we would pay out at the time of an actual separation from the Company. The amounts we would actually pay out will be affected by various factors and can therefore only be finally determined at the time of an executive's separation from the Company. These factors include, as examples:

  •
  future grants under our equity incentive programs;
  •
  amounts of voluntary deferrals of future compensation; and
  •
  the particular time during the year when a separation occurs, which can affect pro-rated bonus amounts, vacation pay and other payments.

              As Lynn C. Thurber retired effective December 31, 2006, we do not provide similar information for her, but we do provide information below about the consequences of her retirement with respect to restricted stock units and rights under the LaSalle Investment Management Long-Term Incentive Compensation Program.

Colin Dyer

Element of Compensation	Voluntary Termination		Involuntary Termination (no cause)		Retirement Upon Rule of 65	Upon Change in Control Event (CIC)	CIC—Constructive Termination		CIC—Involuntary Termination
Cash Severance Benefit	$—		$3,000,000	(a)	$—	$—	$3,000,000	(b)	$3,000,000
Vacation Pay	$57,692		$57,692		$57,692	$—	$57,692		$57,692
Benefit Continuation	$—		$12,000		$—	$—	$12,000		$12,000
Deferred Compensation Balance	$79,495	(d)	$79,495		$79,495	$—	$79,495		$79,495
Short Term Incentive Awards	$—		$750,000	(c)	$—	$—	$750,000		$750,000
Retirement Plan Benefits	$73,929	(e)	$73,929		$73,929	$—	$73,929		$73,929
Long Term Incentive Awards
—Stock Options	$—		$—		$—	$—	$—		$—
—Restricted Shares	$—		$9,401,617		$9,401,617	$9,401,617	Vested on CIC	(f)	Vested on CIC
—Co-Investment LTIP	$—		$120,000		$120,000	$120,000	Vested on CIC		Vested on CIC
Excise Tax Gross Up	$—		$—		$—	$—	$—		$—
Outplacement Services	$—		$15,000		$—	$—	$15,000		$15,000

Total Value of Payments	$211,116		$13,509,733		$9,732,733	$9,521,617	$3,988,116		$3,988,116

Vacation pay shown is for a full-year of unused vacation, but the actual amount paid would be reduced by actual vacation having been taken at the time of termination.

(a)    Involuntary termination provides current severance benefits under the terms of Mr. Dyer's employment arrangements, which provide for an enhanced severance benefit of two years of base salary and target annual bonus, instead of one, during the first four year period of employment (ending August 30, 2008). After this initial period of employment, Mr. Dyer's severance benefit is determined from the standard Company Severance Pay Plan (which in his case with respect to salary would be a minimum of twelve months and a maximum of fifteen months). Other than as the result of the severance benefits we describe above, we do not have any additional or enhanced severance benefits for any of our Named Executive Officers that would result from a change in control over the Company.

(b)    "CIC—Constructive Termination" payments assume that Mr. Dyer invokes protective rights contained in his employment arrangements, whereby his severance benefits are triggered by "Constructive Termination." In that case, the severance calculation would be the same as in footnote (a) above.

(c)    Short term incentive awards are prorated for the period employed during the year at time of termination. The amount shown is an estimate based on the operation of the standard Company Severance Pay Plan.

(d)    Deferred Compensation Benefits reflect the value of fully vested employee contributions to the Company's Nonqualified Deferred Compensation Plan as of December 31, 2006. Specific distribution elections may result in payments over a period, and not in lump sum.

(e)    Retirement Plan Benefits reflect the value of fully vested employee and employer contributions to the Company's 401(k) savings and retirement plan as of December 31, 2006.

(f)    Company equity awards become vested upon a change in control, as defined in the applicable award agreements and plan documents.

Lauralee E. Martin

Element of Compensation	Voluntary Termination		Involuntary Termination (no cause)		Retirement Upon Rule of 65	Upon Change in Control Event (CIC)	CIC—Constructive Termination		CIC—Involuntary Termination
Cash Severance Benefit	$—		$867,708	(a)	$—	$—	$867,708	(c)	$867,708
Vacation Pay	$32,692		$32,692		$32,692	$—	$32,692		$32,692
Benefit Continuation	$—		$12,000		$—	$—	$12,000		$12,000
Deferred Compensation Balance	$—		$—		$—	$—	$—		$—
Short Term Incentive Awards	$—		$425,000	(b)	$—	$—	$425,000		$425,000
Retirement Plan Benefits	$183,590	(d)	$183,590		$183,590	$—	$183,590		$183,590
Long Term Incentive Awards
—Stock Options	$—		$—		$—	$—	$—		$—
—Restricted Shares	$—		$4,192,076		$4,192,076	$4,192,076	Vested on CIC	(e)	Vested on CIC
—Co-Investment LTIP	$—		$252,000		$252,000	$252,000	Vested on CIC		Vested on CIC
Excise Tax Gross Up	$—		$—		$—	$—	$—		$—
Outplacement Services	$—		$15,000		$—	$—	$—		$15,000

Total Value of Payments	$216,282		$5,980,067		$4,660,358	$4,444,076	$1,520,991		$1,535,991

Vacation pay shown is for a full-year of unused vacation, but the actual amount paid would be reduced by actual vacation having been taken at the time of termination.

(a)    Involuntary termination provides current severance benefits under our standard Company Severance Pay Plan. Other than as the result of the severance benefits we describe above, we do not have any additional or enhanced severance benefits for any of our Named Executive Officers that would result from a change in control over the Company.

(b)    Short term incentive awards are prorated for the period employed during the year at time of termination. The amount shown is an estimate based on the operation of the Company's standard Severance Pay Plan.

(c)    Change in control severance benefits would result from the continuation of the Company's standard Severance Pay Plan following a change in control. Other than severance benefits from the standard Company Severance Pay Plan, the Company does not provide any additional or enhanced change in control benefits.

(d)    Retirement Plan Benefits reflect the value of fully vested employee and employer contributions to the Company's 401(k) savings and retirement plan as of December 31, 2006.

(e)    Company equity awards become vested upon a change in control, as defined in the applicable award agreements and plan documents.

Peter A. Barge

Element of Compensation	Voluntary Termination		Involuntary Termination (no cause)		Retirement Upon Rule of 65	Upon Change in Control Event (CIC)	CIC—Constructive Termination		CIC—Involuntary Termination
Cash Severance Benefit	$—	(a)	$813,542	(b)	$—	$—	$813,542	(d)	$813,542
Vacation Pay	$25,000		$25,000		$25,000	$—	$25,000		$25,000
Benefit Continuation	$—		$12,000		$—	$—	$12,000		$12,000
Deferred Compensation Balance	$—		$—		$—	$—	$—		$—
Short Term Incentive Awards	$—		$475,000	(c)	$—	$—	$475,000		$475,000
Retirement Plan Benefits	$—		$—	(e)	$—	$—	$—		$—
Long Term Incentive Awards
—Stock Options	$—		$—		$—	$—	$—		$—
—Restricted Shares	$—		$2,908,517		$2,908,517	$2,908,517	Vested on CIC	(f)	Vested on CIC
—Co-Investment LTIP	$—		$252,000		$252,000	$252,000	Vested on CIC		Vested on CIC
Excise Tax Gross Up	$—		$—		$—	$—	$—		$—
Outplacement Services	$—		$15,000		$—	$—	$—		$15,000

Total Value of Payments	$25,000		$4,501,058		$3,185,517	$3,160,517	$1,325,542		$1,340,542

Vacation pay shown is for a full-year of unused vacation, but the actual amount paid would be reduced by actual vacation having been taken at the time of termination.

(a)    All compensation is stated in US currency and does not reflect any impact of exchange rates.

(b)    Involuntary termination provides current severance benefits under our standard Company Severance Pay Plan. This benefit assumes no additional expense related to reimbursement for extended expatriate relocation and living expense reimbursements currently extended to Mr. Barge. Other than as the result of the severance benefits we describe above, we do not have any additional or enhanced severance benefits for any of our Named Executive Officers that would result from a change in control over the Company.

(c)    Short term incentive awards are prorated for the period employed during the year at time of termination. The amount shown is an estimate based on the operation of the Company's standard Severance Pay Plan.

(d)    Change in control severance benefits would result from the continuation of the Company's standard Severance Pay Plan following a change in control. Other than severance benefits from the standard Company Severance Pay Plan, the Company does not provide any additional or enhanced change in control benefits.

(e)    Retirement Plan Benefits do not provide the expected or potential vested value of the standard Australian Superannuation Plan for which Mr. Barge may be eligible.

(f)    Company equity awards become vested upon a change in control, as defined in the applicable award agreements and plan documents.

Alastair Hughes

Element of Compensation	Voluntary Termination		Involuntary Termination (no cause)		Retirement Upon Rule of 65	Upon Change in Control Event (CIC)	CIC—Constructive Termination		CIC—Involuntary Termination
Cash Severance Benefit	$—	(a)	$863,878	(b)	$—	$—	$863,878	(d)	$863,878
Vacation Pay	$29,400		$29,400		$29,400	$—	$29,400		$29,400
Benefit Continuation	$—		$5,651		$—	$—	$5,651		$5,651
Deferred Compensation Balance	$—		$—		$—	$—	$—		$—
Short Term Incentive Awards	$—		$490,000	(c)	$—	$—	$490,000		$490,000
Retirement Plan Benefits	$—		$19,661	(e)	$—	$—	$19,661		$19,661
Long Term Incentive Awards
—Stock Options	$—		$—		$—	$—	$—		$—
—Restricted Shares	$—		$2,119,818		$2,119,818	$2,119,818	Vested on CIC	(f)	Vested on CIC
—Co-Investment LTIP	$—		$252,000		$252,000	$252,000	Vested on CIC		Vested on CIC
Excise Tax Gross Up	$—		$—		$—	$—	$—		$—
Outplacement Services	$—		$15,000		$—	$—	$—		$15,000

Total Value of Payments	$29,400		$3,795,407		$2,401,218	$2,371,818	$1,408,590		$1,423,590

Vacation pay shown is for a full-year of unused vacation, but the actual amount paid would be reduced by actual vacation having been taken at the time of termination.

(a)    All compensation is stated in US currency and does not reflect any impact of exchange rates.

(b)    Involuntary termination provides current severance benefits under our standard Company Severance Pay Plan, which may be selected as an alternative to the "Garden Leave" provisions under Mr. Hughes's employment contract. This amount also includes the projected costs of car allowance for one year. This benefit assumes no additional expense related to reimbursement of other personal allowances currently extended to Mr. Hughes. Other than as the result of the severance benefits we describe above, we do not have any additional or enhanced severance benefits for any of our Named Executive Officers that would result from a change in control over the Company.

(c)    Short term incentive awards are prorated for the period employed during the year at time of termination. The amount shown is an estimate based on the operation of the Company's standard Severance Pay Plan.

(d)    Change in control severance benefits would result from the continuation of the Company's standard Severance Pay Plan following a change in control. Other than severance benefits from the standard Company Severance Pay Plan, the Company does not provide any additional or enhanced change in control benefits.

(e)    Retirement Plan Benefits do not reflect the value of the private pension arrangement Mr. Hughes has individually created using annual pension allowance paid to him by the Company, as the assets are held in a personal account and are fully vested. The value provided represents the projected cost of one year of pension allowance.

(f)    Company equity awards become vested upon a change in control, as defined in the applicable award agreements and plan documents.

Peter C. Roberts

Element of Compensation	Voluntary Termination		Involuntary Termination (no cause)		Retirement Upon Rule of 65	Upon Change in Control Event (CIC)	CIC—Constructive Termination		CIC—Involuntary Termination
Cash Severance Benefit	$—		$889,583	(a)	$—	$—	$889,583	(c)	$889,583
Vacation Pay	$26,923		$26,923		$26,923	$—	$26,923		$26,923
Benefit Continuation	$—		$12,000		$—	$—	$12,000		$12,000
Deferred Compensation Balance	$890,671	(d)	$890,671		$890,671	$—	$890,671		$890,671
Short Term Incentive Awards	$—		$525,000	(b)	$—	$—	$525,000		$525,000
Retirement Plan Benefits	$568,392	(e)	$568,392		$568,392	$—	$568,392		$568,392
Long Term Incentive Awards
—Stock Options	$—		$—		$—	$—	$—		$—
—Restricted Shares	$—		$1,866,443		$1,866,443	$1,866,443	Vested on CIC	(f)	Vested on CIC
—Co-Investment LTIP	$—		$252,000		$252,000	$252,000	Vested on CIC		Vested on CIC
Excise Tax Gross Up	$—		$—		$—	$—	$—		$—
Outplacement Services	$—		$15,000		$—	$—	$—		$15,000

Total Value of Payments	$1,485,986		$5,046,012		$3,604,429	$2,118,443	$2,912,569		$2,927,569

Vacation pay shown is for a full-year of unused vacation, but the actual amount paid would be reduced by actual vacation having been taken at the time of termination.

(a)    Involuntary termination provides current severance benefits under our standard Company Severance Pay Plan. Other than as the result of the severance benefits we describe above, we do not have any additional or enhanced severance benefits for any of our Named Executive Officers that would result from a change in control over the Company.

(b)    Short term incentive awards are prorated for the period employed during the year at time of termination. The amount shown is an estimate based on the operation of the Company's standard Severance Pay Plan.

(c)    Change in control severance benefits would result from the continuation of the Company's standard Severance Pay Plan following a change in control. Other than severance benefits from the standard Company Severance Pay Plan, the Company does not provide any additional or enhanced change in control benefits.

(d)    Deferred Compensation Benefits reflect the value of fully vested employee contributions to the Company's Nonqualified Deferred Compensation Plan as of December 31, 2006. Specific distribution elections may result in payments over a period, and not in lump sum.

(e)    Retirement Plan Benefits reflect the value of fully vested employee and employer contributions to the Company's 401(k) savings and retirement plan as of December 31, 2006.

(f)    Company equity awards become vested upon a change in control, as defined in the applicable award agreements and plan documents.

Lynn C. Thurber's Retirement Arrangements

              Ms. Thurber retired from her position as Chief Executive Officer of LaSalle Investment Management effective December 31, 2006, and assumed the non-executive position of Chairman of LaSalle Investment Management effective January 1, 2007. Accordingly, Ms. Thurber does not qualify for future benefits under our Severance Plan as the result of a termination, whether before or after a change in control over the Company.

              As the result of Ms. Thurber's retirement, under the terms of our Stock Award and Incentive Plan all of her unvested restricted stock units, the total value of which at December 31, 2006 was $2,713,577, will continue to vest according to their respective schedules and are no longer subject to forfeiture. The restricted stock units would accelerate in the event of a change in control over the Company to the same extent as unvested restricted stock units held by our employees generally. Additionally, Ms. Thurber's one 2002 unit in the Co-Investment Long-Term Incentive Plan, the target value of which was $41,000 at the time of grant, has vested and will be paid out when and to the extent all similarly situated units are paid.

              Ms. Thurber will continue to participate in the LIM Long-Term Incentive Compensation Program as set forth in the Program document, meaning that previous awards will continue to vest according to their respective schedules and are not subject to forfeiture. As a result, in 2008 Ms. Thurber has a right to receive $838,860 in cash and 6,928 shares of Common Stock; in 2009, $838,860 in cash and 4,490 shares of Common Stock; and in 2010, $838,860 in cash. Ms. Thurber will continue to receive participation points in the Program (including any replacement program) for each of 2007, 2008 and 2009, except that the number of points will be reduced by 20% for each of those years. Those points potentially will result in payouts in addition to those disclosed above, although their value cannot be quantified at this time since they will be based on future performance by LaSalle Investment Management.

COMMON STOCK SECURITY OWNERSHIP
OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

              The following table sets forth certain information concerning the beneficial ownership of our Common Stock, which constitutes the only outstanding voting security of Jones Lang LaSalle, as of March 23, 2007 (except where otherwise noted) by:

  •
  each Director and Director nominee of Jones Lang LaSalle;
  •
  each of the Named Executive Officers;
  •
  the Directors, Director nominees and executive officers of Jones Lang LaSalle as a group; and
  •
  each unaffiliated person who is known to Jones Lang LaSalle to have been the beneficial owner of more than five percent of the number of voting shares of our Common Stock.

              On March 23, 2007, there were 36,768,790 voting shares of Common Stock outstanding. This includes 4,970,232 voting shares held by a subsidiary of Jones Lang LaSalle that we use as a vehicle to repurchase shares under our publicly disclosed stock repurchase program primarily to offset dilution from the operation of our Stock Award and Incentive Plan.

              The table includes shares which the indicated individual had the right to acquire through stock options granted under the Stock Award and Incentive Plan and which were exercisable on March 23, 2007 or which would become exercisable within 60 days of that date. It also includes shares the receipt of which certain of our Directors have deferred under a deferred compensation program described above under "Director Compensation." The table does not include unvested restricted stock units issued under the Stock Award and Incentive Plan, since none of such units or shares carries voting or investment power. Unless otherwise indicated in the footnotes, all of such interests are owned directly, and the indicated person or entity has sole voting and dispositive power.

	Shares of Common Stock Beneficially Owned
Names of Beneficial Owners (1)	Number	Percent of Class (%)
Ariel Capital Management, Inc. (2)	3,540,237	9.63
FMR Corp. (2)	2,218,431	6.03
Henri-Claude de Bettignies (3)	12,302	*
Darryl Hartley-Leonard (3)	15,874	*
Sir Derek Higgs (3)	26,000	*
Alain Monié	2,432	*
Sheila A. Penrose (3)(4)	29,680	*
Thomas C. Theobald (3)(5)	46,346	*
Colin Dyer	5,811	*
Lauralee E. Martin	12,896	*
Peter A. Barge	22,884	*
Alastair Hughes	10,000	*
Peter C. Roberts	90,004	*
Lynn C. Thurber (6)	55,978	*
All Directors, Director nominees and executive officers as a group (16 persons) (6)	357,920	*

*
Less than 1%

(1)
Unless otherwise indicated, the address of each person or entity is c/o Jones Lang LaSalle Incorporated, 200 East Randolph Drive, Chicago, Illinois 60601.

(2)
Information with respect to beneficial ownership of Ariel Capital Management, Inc. is included in reliance on a Schedule 13G, filed February 14, 2007. The address of Ariel Capital Management Inc. is 200 East Randolph Drive, Suite 2900, Chicago, Illinois 60601. Ariel has sole voting power with regard to 2,741,392 shares and sole dispositive power with regard to 3,540,237 shares. Information with respect to FMR Corp. is included in reliance on a Schedule 13G, filed February 14, 2007. The address of FMR Corp. is 82 Devonshire Street, Boston Massachusetts 02109. FMR Corp. has sole voting power with regard to 1,786,331 shares and sole dispositive power with regard to 2,218,431 shares.

(3)
Includes the following shares which each individual had the right to acquire through stock options granted under the Stock Award and Incentive Plan which were exercisable on March 23, 2007 or which would become exercisable within 60 days of that date.

Name	Number of Shares
Henri-Claude de Bettignies	5,000
Darryl Hartley-Leonard	5,000
Sir Derek Higgs	21,000
Sheila A. Penrose	9,806
Thomas C. Theobald	2,000
(4)
2,500 of the shares listed are held by Ms. Penrose as trustee for a trust.

(5)
2,000 of the shares listed are held by Mr. Theobald's wife as custodian for his daughter, and 2,000 of the shares listed are held by Mr. Theobald as trustee of a trust for the benefit of his son. Mr. Theobald disclaims beneficial ownership of these 4,000 shares.

(6)
Includes shares owned directly and by corporations of which the reporting person is, or the reporting person and the reporting person's spouse are, the sole shareholder(s).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

              Section 16(a) of the Securities Exchange Act requires our Directors, certain of our executive officers and beneficial owners of more than 10 percent of our outstanding Common Stock to file reports of ownership and changes in ownership of our Common Stock with the Securities and Exchange Commission (SEC) and to send copies of such reports to us.

              For our current executive officers and Directors, the Company has taken on the administrative responsibility of filing the reports after they have provided us with the necessary information or the Company has otherwise obtained such information. Based solely upon a review of such reports and amendments thereto furnished to us and upon written representations of certain of such persons regarding their ownership of Common Stock, we believe that no such person failed to file any such report on a timely basis during 2006, except that the Company did not timely file a Form 3 report for Alastair Hughes and except that, within the required two business day reporting requirement imposed by the SEC, the Company did not timely file Form 4 reports on behalf of the following individuals: for Peter A. Barge, 2 reports with respect to 3 transactions; for Henri-Claude de Bettignies, 2 reports with respect to 2 transactions; for Colin Dyer, 1 report with respect to 2 transactions; for Darryl Hartley-Leonard, 2 reports with respect to 2 transactions; for Sir Derek Higgs, 1 report with respect to 1 transaction; Alastair Hughes, 1 report with respect to 11 transactions; for Margaret A. Kelly, 1 report with respect to 1 transaction; for Lauralee E. Martin, 3 reports with respect to 4 transactions; for Alain Monié, 2 reports with respect to 2 transactions; for Mark J. Ohringer, 3 reports with respect to 4 transactions; for Sheila A. Penrose, 3 reports with respect to 3 transactions; for Nazneen Razi, 1 report with respect to 2 transactions; for Peter C. Roberts, 1 report with respect to 1 transaction; for Stanley Stec, 1 report with respect to 2 transactions; for Thomas C. Theobald, 3 reports with respect to 3 transactions; and for Lynn C. Thurber, 3 reports with respect to 5 transactions.

              A significant number of these transactions involved the granting of restricted stock units, the payment of dividend equivalents on restricted and deferred shares and purchases under the Employee Stock Purchase Plan, all of which involve third-party administration and present internal logistical issues with strictly meeting the SEC's two-day filing deadline. In each case, the Company attempts to file the reports as soon as possible after the triggering event occurs.

              Substantially all individual stock purchases and sales and option exercises were all reported within the required time frames that the SEC has established.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

              From time to time, we give Directors and executive officers an opportunity to invest individually (and some have invested) in the real estate investment fund products offered by subsidiaries of Jones Lang LaSalle, principally through LaSalle Investment Management, on the same terms as are offered in the ordinary course of business to other unaffiliated investors that are clients of the firm. We make the opportunities available in order to further align the interests of our people with those of our clients and in order to provide an additional retention vehicle. The amounts of the investments have not been material either to the individuals or to the Company. Executive officers and other employees have been, and in the future may be, allowed to acquire interests in certain investment vehicles (on the same terms as other unaffiliated investors) in order that these vehicles can satisfy certain tax requirements.

              Jones Lang LaSalle uses LaSalle Investment Limited Partnership, referred to as LaSalle Investment Company (LIC), as one of two investment vehicles that make substantially all of its co-investments with LaSalle Investment Management clients. LIC is a series of four parallel limited partnerships of which Jones Lang LaSalle has an effective 47.85% ownership interest through two of the limited partnerships. Primarily institutional investors hold the remaining 52.15% interest in LIC. As of December 31, 2006, Thomas C. Theobald, a Non-Executive Director, and entities affiliated with him, had invested Euro 1,203,820 and had committed to invest a total additional amount of Euro 1,128,749 through LIC. As Mr. Theobald's investment has been made on the same terms as are offered to the other investors in LIC, which are unaffiliated investors that are clients of the firm, and given that the amount of the investment is not material to LIC nor does it permit Mr. Theobald to exercise any control over the activities of LIC, the Board of Directors has determined that Mr. Theobald's investment in LIC does not constitute a material relationship with the Company that detracts from his independence as a member of the Board of Directors.

              Alain Monié, a Non-Executive Director, personally invested $50,000 in our International and Regional Director Personal Co-Investment Program on the same terms and conditions as it was generally offered to other participants. We discuss that program in more detail above under "Compensation Discussion and Analysis—Additional Long-Term Compensation Programs." The Board of Directors has determined that Mr. Monié's investment does not constitute a material relationship with the Company that detracts from his independence as a member of the Board of Directors.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

              The Audit Committee has appointed the firm of KPMG LLP as Jones Lang LaSalle's independent registered public accounting firm for 2007. A proposal to ratify this appointment will be presented at the 2007 Annual Meeting.

              The Board unanimously recommends you vote FOR ratification of such appointment.

              Each valid proxy returned to Jones Lang LaSalle will be voted for the ratification of the appointment of KPMG LLP as Jones Lang LaSalle's independent registered public accounting firm for 2007 unless the proxy specifies otherwise.

              The Audit Committee retains the right to appoint a substitute independent registered public accounting firm at any time during 2007 for any reason whatsoever.

INFORMATION ABOUT THE INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

              KPMG LLP has been for a number of years the independent registered public accounting firm that audits the financial statements of Jones Lang LaSalle and most of its subsidiaries. Jones Lang LaSalle expects that representatives of KPMG LLP will be present at the Annual Meeting and will be available to respond to appropriate questions. Such representatives will have the opportunity to make a statement at the Annual Meeting if they desire to do so.

Audit and Non-Audit Fees

              The following table presents fees for the professional services that KPMG LLP rendered for the audit of the Company's annual financial statements (including attesting to the Company's internal controls over financial reporting for purposes of Section 404 of the Sarbanes-Oxley Act of 2002), audit related fees, tax fees and fees billed for other services during 2005 and 2006 (the fees shown are in thousands (000's)).

	2005	2006
Audit Fees, excluding Audit Related Fees (1)	$4,329	$4,693
Audit Related Fees (2)	$427	$454
Tax Fees (3)	$1,123	$1,383
All Other Fees (4)	$0	$0

Total Fees	$5,879	$6,530

(1)
Audit Fees include those fees necessary to perform an audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) and quarterly reviews of the consolidated financial statements of Jones Lang LaSalle. This includes fees for review of the tax provision and fees for accounting consultations on matters reflected in the consolidated financial statements. Audit Fees also include audit or other attest services required by statute or regulation (foreign or domestic), such as comfort letters, consents, reviews of Securities and Exchange Commission filings, and statutory audits in non-U.S. locations. For 2006, Audit Fees include fees of $950,000 related to the attestation required under Section 404 of the Sarbanes-Oxley Act of 2002 with respect to internal controls over financial reporting, as compared to $975,000 in 2005 for such services.

(2)
Audit Related Fees are comprised of fees for employee benefit plan audits, accounting consultation on proposed transactions, internal controls related matters and audit or attest services not required by statute or regulation.

(3)
Tax Fees are comprised of fees for tax compliance, tax planning and tax advice. Tax planning and tax advice encompasses a diverse range of services, including consultation, research, and assessment of tax planning initiatives, assistance with tax audits and appeals, employee benefit plans, requests for rulings or technical advice from taxing authorities, and expatriate compliance services.

(4)
All Other Fees include all other non-audit services.

Pre-Approval of Audit and Permitted Non-Audit Services of the Independent Registered Public Accounting Firm

              The Audit Committee has established a policy for pre-approval of audit and permitted non-audit services by the Company's independent registered public accounting firm. At each of its meetings, the full Audit Committee considers, and approves or rejects, any proposed services and fee estimates that are presented by the Company's management. The Chairman of the Audit Committee has been designated by the Audit Committee to consider approval of services arising between meetings that were not pre-approved by the Audit Committee. Services approved by the Chairman are communicated to the full Audit Committee at its next regular meeting. For each proposed service, the independent registered public accounting firm provides supporting documentation detailing the service and an estimate of costs. During 2006, all services performed by the independent registered public accounting firm were approved by the Audit Committee.

AUDIT COMMITTEE REPORT

              As more particularly described above under "Corporate Governance Principles and Board Matters," the Audit Committee of the Board is responsible for providing independent, objective oversight of Jones Lang LaSalle's accounting functions and internal and disclosure controls. The Audit Committee is composed of four Directors, each of whom is independent as defined by the New York Stock Exchange listing standards in effect at the time of mailing of this Proxy Statement and by applicable Securities and Exchange Commission rules. The Audit Committee operates under a written Charter, which has been approved by the Board of Directors. The Charter of the Audit Committee was attached as Appendix I to the Proxy Statement for our 2006 Annual Meeting and has not subsequently been amended.

              Management is responsible for Jones Lang LaSalle's internal and disclosure controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of Jones Lang LaSalle's consolidated financial statements and management's assessment of, and the effective operation of, internal controls over financial reporting, all in accordance with the standards of the Public Company Accounting Oversight Board (United States), and for issuing a report thereon. The Audit Committee's responsibility is to review these processes.

              In connection with these responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the December 31, 2006 audited financial statements as well as the Company's internal controls over financial reporting for which an attestation by such firm is required under Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee also discussed with the independent registered public accounting firm the matters required by the auditing standards of the Public Company Accounting Oversight Board (United States), including Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with KPMG LLP that firm's independence under the relevant standards.

              Based upon the Audit Committee's discussions with management and the independent registered public accounting firm, and the Audit Committee's review of the representations of management and the independent registered public accounting firm, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Jones Lang LaSalle's Annual Report on Form 10-K for the year ended December 31, 2006, which has been filed with the Securities and Exchange Commission.

The Audit Committee

Sir Derek Higgs (Chairman)
Henri-Claude de Bettignies
Darryl Hartley-Leonard
Sheila A. Penrose

PROPOSAL 3

APPROVAL OF AMENDMENTS OF THE PERFORMANCE-BASED AWARD
PROVISIONS USED TO DETERMINE EXECUTIVE COMPENSATION UNDER
THE JONES LANG LASALLE STOCK AWARD AND INCENTIVE PLAN

              We are proposing that our shareholders approve certain amendments to the Jones Lang LaSalle Incorporated Amended and Restated Stock Award and Incentive Plan. We have designed the amendments so that the operation of the Plan conforms to Section 162(m) of the United States Internal Revenue Code, as amended (the Code), and so that payments to the "Covered Employees" (namely, the Chief Executive Officer and the other executive officers whose income is required to be reported to shareholders as being among the four highest compensated officers) will remain deductible by the Company. The Plan does not, by itself, authorize any payments or the issuance of any shares or any award, as we make actual awards under our individual long-term and short-term variable compensation plans. Our Board of Directors has approved the amendments to the Plan.

              If our shareholders vote to approve the amendments to the Plan, awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code should be fully deductible by the Company. Under Section 162(m) of the Code, the federal income tax deductibility of compensation paid to a Covered Employee may be limited if the compensation exceeds $1 million in any one year. However, the Company may be able to deduct compensation in excess of $1 million if it qualifies the awards as "performance-based compensation" as defined in Section 162(m) of the Code. Section 162(m) requires the Company to seek approval of the performance criteria under the Plan in order to continue to fully deduct for U.S. federal income tax purposes performance-based compensation to our Covered Employees.

              We provide a summary description of the Plan below. The full text of the Plan is set forth in Appendix A to this Proxy Statement.

              As amended, Section 7 of the Plan provides that the maximum award paid in cash or stock to a Covered Employee under any individual long-term or short-term variable compensation plan will be limited to the greater of: (i) $5,000,000 or (ii) five times the Covered Employee's most recent annual bonus, as disclosed in the applicable proxy statement to shareholders. In addition, the amendments to Section 7 designate performance measures, performance goals and the criteria on which awards shall be based in order to determine whether awards are earned. We have designed those criteria to comply with the regulations under Section 162(m) of the Code regarding deductibility of awards earned by and paid to Covered Employees. We selected the 28 criteria listed in the amended Section 7 so that a third party, having knowledge of the relevant facts, could objectively determine whether the performance goals have been met. Please refer to the proposed amended Section 7 of the Plan in Appendix A for a detailed description of such criteria. They include various measures of financial performance by the Company and other objectively measurable goals relating to customer satisfaction, employee goals and other events.

              In addition, we have amended the Plan to conform the definition of "Committee" to current practice and to the requirements of Section 162(m) of the Code.

              We are asking our shareholders to approve the amendments to the Plan to preserve the deductibility of certain performance-based awards under the Plan, as described under Section 7. We are not asking for an increase in the number of shares that may be issued under the Plan or to make any other material changes or amendments to the Plan.

              The affirmative vote of a majority of the total number of votes cast by holders of Common Stock entitled to vote at the Annual Meeting will be necessary in order to approve the proposal.

The Board recommends you vote FOR approval of the amendments of the performance-based award provisions used to determine executive compensation under the Jones Lang LaSalle Stock Award and Incentive Plan.

              The future awards that we will make to eligible participants under the Plan are subject to the discretion of the Compensation Committee of the Board of Directors and, therefore, cannot be determined with certainty at this time.

Summary Description of the Stock Award and Incentive Plan

              The Plan provides for the granting of restricted stock and restricted stock units, dividend equivalents, performance shares and other stock- and cash-based awards. The Plan also provides for the granting of stock options, including "incentive stock options" within the meaning of Section 422 of the Code and non-qualified stock options. Options granted under the Plan may be accompanied by stock appreciation rights or limited stock appreciation rights, or both. Rights may also be granted independently of Options. Each equity award is evidenced by an award agreement setting forth the terms and conditions applicable thereto.

              The Compensation Committee of the Board administers the Plan. Subject to the terms of the Plan, the Plan Administrator has the right to grant awards to eligible recipients and to determine the terms and conditions of Award Agreements, including the vesting schedule and exercise price of such awards. The Plan provides that, unless the Compensation Committee determines otherwise, in the event of a change in control (as the Plan defines it) over the Company, awards under the Plan will, among other things, become fully vested on an accelerated basis as provided in the Plan.

              Discretionary grants of awards under the Plan may be made to any employee, Board member or independent contractor of Jones Lang LaSalle or its direct and indirect subsidiaries and affiliates who the Compensation Committee determines to be eligible for participation in the Plan. Incentive Stock Options, however, may only be granted to employees of Jones Lang LaSalle and its subsidiaries.

              Future grants to be made under the Plan will be authorized by the Compensation Committee in its sole discretion. For this reason, it is not possible to determine the benefits or amounts that will be received by any particular employees or group of employees in the future. Certain annual grants are made automatically to our Non-Executive Directors as we describe in this Proxy Statement under "Director Compensation."

              The maximum number of shares of Common Stock reserved for grant of Awards under the Plan is 12,110,000 shares, subject to adjustment. No more than 75,000 of the total shares available for grant may be awarded to a single individual in a single year. In addition, the maximum award paid in cash or stock to a Participant who is a Covered Employee for a calendar year under any variable compensation plan may not exceed the greater of: (i) $5,000,000 or (ii) five times the Covered Employee's most recent annual bonus, as disclosed in the applicable Proxy Statement to shareholders.

              The Plan is designed to comply with the requirements for "performance-based compensation" under Section 162(m) of the Code by establishing a process for determining the amount of certain awards to executive officers under the Company's variable compensation plans. The process set forth in the Plan is used in connection with awards intended to be based on the performance of individuals, business unit(s) of the Company or the Company as a whole, over a calendar year or a longer performance period. The process uses specific, objective performance goals for the year or period that the Compensation Committee pre-establishes in detail under Section 7 of the Plan, as proposed to be amended. Awards for which the amount is determined by the procedures set forth in the Plan are issued under the applicable Company compensation plan or program.

              We have also designed the Plan to comply with the conditions for exemption from the short-swing profit recovery rules under Rule 16b-3 of the Securities Exchange Act.

Equity Compensation Plan Information

              The following table provides information as of December 31, 2006 with respect to shares of our Common Stock that are issuable under our equity compensation plans (amounts in thousands, except exercise price):

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities in column (a))
Equity Compensation Plans Approved by Security Holders:
Stock Award and Incentive Plan (1)	2,428	$37.47	2,804
Employee Stock Purchase Plan (2)	—	—	427

Subtotal	2,428	—	3,231

Equity Compensation Plans Not Approved by Security Holders:
SAYE (3)	309	$27.50	132

Subtotal	309	—	132

Total	2,737	—	3,363

(1)
In 1997, we adopted the Stock Award and Incentive Plan, which provides for the granting of options to purchase a specified number of shares of Common Stock and other awards of restricted stock units to eligible participants of Jones Lang LaSalle. The amount shown in the table includes restricted stock unit awards made under the Stock Ownership Program (SOP).

(2)
In 1998, we adopted an Employee Stock Purchase Plan for eligible U.S based employees. Under this plan, employee contributions for stock purchases are enhanced through an additional contribution of a 5% discount on the purchase price.

(3)
In November 2001, we adopted the Jones Lang LaSalle Savings Related Share Option (UK) Plan ("Save As You Earn" or "SAYE") for eligible employees of our UK based operations. In November 2006, the SAYE plan was extended to employees in our Ireland operations. Under this plan, employee contributions for stock purchases are enhanced by us through an additional contribution of a 15% discount on the purchase price. Both employee and employer contributions vest over a period of three to five years. Employees have had the opportunity to contribute to the plan in 2002, 2005 and 2006.

PROXY SOLICITATION EXPENSE

              Jones Lang LaSalle is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access any proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We also have hired Mellon Investor Services to assist us in the distribution of proxy materials and the solicitation of votes described above. We will pay Mellon a fee of $8,500 plus customary costs and expenses for these services. We have agreed to indemnify Mellon against certain liabilities arising out of or in connection with its agreement. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to shareholders.

Appendix A

JONES LANG LASALLE INCORPORATED
AMENDED AND RESTATED STOCK AWARD AND INCENTIVE PLAN

Amended and Restated as of May 30, 2007

[Note for purposes of 2007 Proxy Statement: Proposed substantive amendments are shown in Bold type and deleted language is indicated in [brackets].

JONES LANG LASALLE INCORPORATED
AMENDED AND RESTATED STOCK AWARD AND INCENTIVE PLAN

A-i

JONES LANG LASALLE INCORPORATED
AMENDED AND RESTATED STOCK AWARD AND INCENTIVE PLAN

              Jones Lang LaSalle Incorporated (the "Company") has previously established a 1997 Stock Award and Incentive Plan, as amended (the "Stock Award and Incentive Plan"), and a Stock Compensation Program, as amended (the "Stock Compensation Program"). The Stock Award and Incentive Plan and the Stock Compensation Program are referred to herein collectively as the "Former Plans." Each of the Former Plans has been authorized by the Company's Board of Directors and approved by the Company's shareholders.

              In order to facilitate the efficient administration of the Former Plans and the awards granted thereunder, the Company's Board of Directors has authorized the amendment and restatement of each of the Former Plans in order to combine the Former Plans into a single plan. The Former Plans, as so combined and as subsequently amended and restated as of the effective date of May 30, 2007 [May 26, 2005](the "Effective Date"), are referred to herein as the "Plan."

              The Plan shall continue to supersede and replace the Former Plans in their entirety, except that the adoption of the Plan shall not be deemed to amend or modify the terms or conditions of any award granted or election made pursuant to the Former Plans prior to the Effective Date. All awards granted and elections made pursuant to the Former Plans prior to the Effective Date shall remain in full force and effect in accordance with their terms and shall be administered in accordance with the terms and conditions of the Plan.

              1.    Purpose; Types of Awards; Construction.

              The purpose of the Plan is to afford an incentive to directors (including non-employee directors), selected employees and independent contractors of the Company, or any Subsidiary or Affiliate which now exists or hereafter is organized or acquired, to acquire a proprietary interest in the Company, to continue as directors, employees or independent contractors, as the case may be, to increase their efforts on behalf of the Company and to promote the success of the Company's business in the interest of its shareholders. Pursuant to Section 6 of the Plan, there may be granted Stock Options (including "incentive stock options" and "nonqualified stock options"), stock appreciation rights and limited stock appreciation rights (either in connection with options granted under the Plan or independently of options), restricted stock, restricted stock units, dividend equivalents, performance shares and other stock-or-cash-based awards. Section 9 of the Plan contains provisions governing certain special grants of Options to non-employee directors of the Company. The Plan also provides the authority to make loans to purchase shares of common stock of the Company, provided that such loans do not violate any applicable law, rule or regulation. The Plan is designed to comply with the requirements of Regulation G (12 C.F.R. § 207) regarding the purchase of shares on margin, the requirements for "performance-based compensation" under Section 162(m) of the Code and the conditions for exemption from short-swing profit recovery rules under Rule 16b-3 of the Exchange Act, and shall be interpreted in a manner consistent with the requirements thereof.

              The terms and conditions of the Plan (exclusive of those set forth in the Stock Compensation Program) shall govern (i) all grants and awards made prior to the effective date of the Plan under the Stock Award and Incentive Plan and (ii) all Awards made pursuant to the Plan from and after the effective date of the Plan. The terms and conditions of all grants and awards made prior to the effective date of the Plan under the Stock Compensation Program shall govern such grants and awards, except that from and after such date the Committee under the Plan shall be responsible for the administration and interpretation of all such grants and awards as provided in the Plan. New grants and awards shall not be made pursuant to the Stock Compensation Program after the effective date of the Plan.

              2.    Definitions.

              For purposes of the Plan, the following terms shall be defined as set forth below:

              (a)   "Affiliate" means any entity if, at the time of granting of an Award or a Loan, (i) the Company, directly or indirectly, owns at least 20% of the combined voting power of all classes of such entity or at least 20% of the ownership interests in such entity or (ii) such entity, directly or indirectly, owns at least 20% of the combined voting power of all classes of stock of the Company.

              (b)   "Award" means any Option, SAR (including a Limited SAR), Restricted Stock, Restricted Stock Unit, Dividend Equivalent, Performance Share or Other Stock-Based Award or Other Cash-Based Award granted under the Plan.

              (c)   "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

              (d)   "Beneficiary" means the person, persons, trust or trusts which have been designated by a Grantee in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under the Plan upon his or her death, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

              (e)   "Board" means the Board of Directors of the Company.

              (f)    "Change in Control" means a change in control of the Company which will be deemed to have occurred if:

              (i)  any "person," as such term is used in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (A) the Company or any of its subsidiaries, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, (D) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Stock, or (E) any person or group as used in Rule 13d-1(b) under the Exchange Act, is or becomes the Beneficial Owner, as such term is defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company (not including the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 50% or more of the combined voting power of the Company's then outstanding securities;

             (ii)  during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this Section 2(f) or (B) other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

            (iii)  there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 75% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (as defined above) is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 25% or more of the combined voting power of the Company's then outstanding securities; or

            (iv)  the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect) other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

              (g)   "Change in Control Price" means the higher of (i) the highest price per share paid in any transaction constituting a Change in Control or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding or following a Change in Control.

              (h)   "Code" means the Internal Revenue Code of 1986, as amended from time to time.

              (i)    "Committee" means [deleted: the Board or] the committee established by the Board to administer the Plan, which committee shall be comprised solely of two or more outside directors, as described in the regulations under Section 162(m) of the Code.

              (j)    "Company" means Jones Lang LaSalle Incorporated, a corporation organized under the laws of the State of Maryland, or any successor corporation.

              (k)   "Covered Employee" means any employee of the Company, as such term is defined for purposes of Section 162(m)(3) of the Code, who shall be eligible for designation as a Covered Employee for Awards determined under this Plan.

              (l)    "Dividend Equivalent" means a right, granted to a Grantee under Section 6(g), to receive cash, Stock, or other property equal in value to dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

              (m)  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

              (n)   "Fair Market Value" means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of Stock as of a particular date shall mean (i) the closing sales price per share of Stock on the national securities exchange on which the Stock is principally traded, for the last preceding date on which there was a sale of such Stock on such exchange, or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market, or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

              (o)   "Grantee" means a person who, as an employee or independent contractor of the Company, a Subsidiary or an Affiliate, has been granted an Award or Loan under the Plan.

              (p)   "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

              (q)   "Limited SAR" means a right granted pursuant to Section 6(c) which shall, in general, be automatically exercised for cash upon a Change in Control.

              (r)   "Loan" means the proceeds from the Company borrowed by a Plan participant under Section 8 of the Plan.

              (s)   "NQSO" means any Option that is designated as a nonqualified stock option.

              (t)    "Option" means a right, granted to a Grantee under Section 6(b) and Section 9, to purchase shares of Stock. An Option may be either an ISO or an NQSO, provided that, ISO's may be granted only to employees of the Company or a Subsidiary.

              (u)   "Other Cash-Based Award" means cash award under Section 6(h), including cash awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the Plan.

              (v)   "Other Stock-Based Award" means a right or other interest granted to Grantee under Section 6(h) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, including, but not limited to (1) unrestricted Stock awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the Plan, and (2) a right granted to a Grantee to acquire Stock from the Company for cash and/or a promissory note containing terms and conditions prescribed by the Committee.

              (w)  "Performance Measures" shall mean for a calendar year, or other such period as may be defined, one or more of the business criteria set forth in Section 7 herein.

              (x)   "Performance Share" means an Award of shares of Stock to a Grantee under Section 6(h) that is subject to restrictions based upon the attainment of specified performance criteria.

              (y)   "Plan" means this Amended and Restated Stock Award and Incentive Plan, as amended from time to time.

              (z)   "Restricted Stock" means an Award of shares of Stock to a Grantee under Section 6(d) that may be subject to certain restrictions and to a risk of forfeiture.

              (aa) "Restricted Stock Unit" means a right granted to a Grantee under Section 6(e) to receive Stock or cash at the end of a specified deferral period, which right may be conditioned on the satisfaction of specified performance or other criteria.

              (bb) "Retirement" shall have the meaning given to that term in Section 10(k) of this Plan.

              (cc) "Rule 16b-3" means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

              (dd) "Stock" means of the common stock, par value $0.01 per share, of the Company.

              (ee) "SAR" or "Stock Appreciation Right" means the right, granted to a Grantee under Section 6(c), to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right, with payment to be made in cash, Stock, or property as specified in the Award or determined by the Committee.

              (ff)  "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of granting of an Award, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

              (gg) "Variable Compensation Plan" shall mean any variable compensation plan or other annual award plan adopted by the Company. A Covered Employee may participate in more than one Variable Compensation Plan.

              3.    Administration.

              The Plan shall be administered by the Committee. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards and make Loans; to determine the persons to whom and the time or times at which Awards shall be granted and Loans shall be made; to determine the type and number of Awards to be granted and the amount of any Loan, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award or Loan; and to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; to make adjustments in the terms and conditions of, and the criteria and performance objectives (if any) included in, Awards and Loans in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles; to designate Affiliates; to construe and interpret the Plan and any Award or Loan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Award Agreements and any promissory note or agreement related to any Loan (which need not be identical for each Grantee); and to make all other determinations deemed necessary or advisable for the administration of the Plan.

              The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, and any Subsidiary, Affiliate or Grantee (or any person claiming any rights under the Plan from or through any Grantee) and any shareholder.

              No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted or Loan made hereunder.

              4.    Eligibility.

              Subject to the conditions set forth below, Awards may be granted to directors (including non-employee directors), selected employees and independent contractors of the Company and its present or future Subsidiaries and Affiliates, and Loans may be made to any eligible person, except as may be prohibited by applicable law, rule, or regulation, in each case in the discretion of the Committee. In determining the persons to whom Awards and Loans shall be granted and the type of any Award or the amount of any Loan (including the number of shares to be covered by such Award), the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

              5.    Stock Subject to the Plan.

              The maximum number of shares of Stock reserved for the grant of Awards under the Plan shall be 12,110,000 shares of Stock, subject to adjustment as provided herein. No more than 75,000 of the total shares available for grant may be awarded to a single individual in a single year. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Grantee, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan; provided that, in the case of forfeiture, cancellation, exchange or surrender of shares of Restricted Stock or Restricted Stock Units with respect to which dividends or Dividend Equivalents have been paid or accrued, the number of shares with respect to such Awards shall not be available for Awards hereunder unless, in the case of shares with respect to which dividends or Dividend Equivalents were accrued but unpaid, such dividends and Dividend Equivalents are also forfeited, exchanged or surrendered. Upon the exercise of any Award granted in tandem with any other Awards or Awards, such related Awards or Awards shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan.

              In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price, or purchase price relating to any Award; provided that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code.

              6.    Specific Terms of Awards.

              (a)    General.    The term of each Award shall be for such period as may be determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments. In addition to the foregoing, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

              (b)    Options.    The Committee is authorized to grant Options to Grantees on the following terms and conditions:

                  (i)    Type of Award.    The Award Agreement evidencing the grant of an Option under the Plan shall designate the Option as an ISO or an NQSO.

                  (ii)    Exercise Price.    The exercise price per share of Stock purchasable under an Option shall be determined by the Committee; provided that, in the case of an ISO, such exercise price shall be not less than the Fair Market Value of a share on the date of grant of such Option, and in no event shall the exercise price for the purchase of shares be less than par value. The exercise price for Stock subject to an Option may be paid in cash or by an exchange of Stock previously owned by the Grantee, or a combination of both, in an amount having a combined value equal to such exercise price. A Grantee may also elect to pay all or a portion of the aggregate exercise price by having shares of Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price withheld by the Company or sold by a broker-dealer under circumstances meeting the requirements of 12 C.F.R. § 220 or any successor thereof.

                  (iii)    Term and Exercisability of Options.    The date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted. Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided that, the Committee shall have the authority to accelerated the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

                  (iv)    Termination of Employment, Etc.    An Option may not be exercised unless the Grantee is then in the employ of, or then maintains an independent contractor relationship with, the Company or a Subsidiary or an Affiliate (or a company or a parent or subsidiary company of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Grantee has remained continuously so employed, or continuously maintained such relationship, since the date of grant of the Option; provided that, the Award Agreement may contain provisions extending the exercisability of Options, in the event of specified terminations, to a date not later than the expiration date of such Option.

                  (v)    Other Provisions.    Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options, as the Committee may prescribe in its discretion or as may be required by applicable law.

              (c)    SARs and Limited SARs.    The Committee is authorized to grant both stand-alone and in-tandem SARs and Limited SARs to Grantees on the following terms and conditions:

                  (i)    In General.    Unless the Committee determines otherwise, an SAR or a Limited SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter or (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO. An SAR or Limited SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable.

                  (ii)    SARs.    An SAR shall confer on the Grantee a right to receive an amount with respect to each share subject thereto, upon exercise thereof, equal to the excess of (1) the Fair Market Value of one share of Stock on the date of exercise over (2) the grant price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Committee may determine).

                  (iii)    Limited SARs.    A Limited SAR shall confer on the Grantee a right to receive with respect to each share subject thereto, automatically upon the occurrence of a Change in Control, an amount equal in value to the excess of (1) the Change in Control Price (in the case of a LSAR granted in tandem with an ISO, the Fair Market Value), of one share of Stock on the date of such Change in Control over (2) the grant price of the Limited SAR (which in the case of a Limited SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other Limited SAR shall be such price as the Committee determines); provided that, in the case of a Limited SAR granted to a

    Grantee who is subject to the reporting requirements of Section 16(a) of the Exchange Act (a "Section 16 Individual"), such Section 16 Individual shall only be entitled to receive such amount if such Limited SAR has been outstanding for at least six (6) months as of the date of the Change in Control.

              (d)    Restricted Stock.    The Committee is authorized to grant Restricted Stock to Grantees on the following terms and conditions:

                  (i)    Issuance and Restrictions.    Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. Such restrictions may include factors relating to the increase in the value of the Stock or to individual or Company performance such as the attainment of certain specified individual, divisional or Company-wide performance goals, sales volume increases or decreases in earnings per share. Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Grantee granted Restricted Stock shall have all of the rights of a shareholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.

                  (ii)    Forfeiture.    Upon termination of employment with or service to the Company, or upon termination of the independent contractor relationship, as the case may be, during the applicable restriction period, Restricted Stock and any accrued but unpaid dividends or Dividend Equivalents that are at that time subject to restrictions shall be forfeited; provided that, the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

                  (iii)    Certificates for Stock.    Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Grantee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate.

                  (iv)    Dividends.    Dividends paid on Restricted Stock shall be either paid at the dividend payment date, or deferred for payment to such date as determined by the Committee, in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends. Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

              (e)    Restricted Stock Units.    The Committee is authorized to grant Restricted Stock Units to Grantees, subject to the following terms and conditions:

                  (i)    Award and Restrictions.    Delivery of Stock or cash, as determined by the Committee, will occur upon expiration of the deferral period specified for Restricted Stock

    Units by the Committee. In addition, Restricted Stock Units shall be subject to such restrictions as the Committee may impose, at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine. Such restrictions may include factors relating to the increase in the value of the Stock or to individual or Company performance such as the attainment of certain specified individual, divisional or Company-wide performance goals, sales volume increases or increases in earnings per share.

                  (ii)    Forfeiture.    Upon termination of employment or termination of the independent contractor relationship during the applicable deferral period or portion thereof to which forfeiture conditions apply, or upon failure to satisfy any other conditions precedent to the delivery of Stock or cash to which such Restricted Stock Units relate, all Restricted Stock Units that are then subject to deferral or restriction shall be forfeited; provided that, the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock Units.

              (f)    Stock Awards in Lieu of Cash Awards.    The Committee is authorized to grant Stock as a bonus, or to grant other Awards, in lieu of Company commitments to pay cash under other plans or compensatory arrangements. Stock or Awards granted hereunder shall have such other terms as shall be determined by the Committee.

              (g)    Dividend Equivalents.    The Committee is authorized to grant Dividend Equivalents to Grantees. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, or other investment vehicles as the Committee may specify, provided that Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions on the underlying Awards to which they relate.

              (h)    Performance Shares and Other Stock- or Cash-Based Awards.    The Committee is authorized to grant to Grantees Performance Shares and/or Other Stock-Based Awards or Other Cash-Based Awards as an element of or supplement to any other Award under the Plan, as deemed by the Committee to be consistent with the purposes of the Plan. Such Awards may be granted with value and payment contingent upon performance of the Company or any other factors designated by the Committee, or valued by reference to the performance of specified Subsidiaries or Affiliates.

              7.    Determining Annual Performance Based Awards

              Awards to Covered Employees are intended to constitute performance-based compensation within the meaning of Section 162(m) of the Code and to comply with the exemption from the deduction prohibitions of Section 162(m) of the Code.

              (a)   For each calendar year, each Covered Employee may be entitled to receive a payment ("Annual Performance Award") pursuant to a Variable Compensation Plan in an amount determined by the Committee as provided in this Plan. To the extent permitted by a Variable Compensation Plan, the payment of an Annual Performance Award may be made in cash, common stock or restricted stock of the Company, or any other form as provided for in this Plan, or a combination thereof.

              (b)   The maximum Annual Performance Award paid to a Participant for a calendar year under any individual Variable Compensation Plan may not exceed the greater of: (i) $5,000,000 or (ii) five times the Covered Employee's most recently disclosed Annual Performance Award.

              (c)   For any calendar year or performance period, the Committee may designate one or more of the business criteria ("Performance Measures") set forth in this Section 7 for use in determining the amount of an Annual Performance Award for an individual in relation to such year or period; provided that such designation would not subject any Annual Performance Award to the deduction limitations of Section 162(m). Performance Measures designated for any Participant in a calendar year or other performance period may be different from year to year and those designated for other Covered Employees as the Committee may determine. To the extent applicable to any Performance Measure, the Committee may specify a Performance Measure in relation to total Company performance or in relation to the performance of identifiable business unit(s) of the Company.

              (d)   For each Performance Measure designated by the Committee, the Committee shall designate a specific, objectively measurable target, schedule or threshold ("Performance Goal") against which actual performance is to be measured for purposes of determining the amount of any Annual Performance Award; provided that any such designation would not subject any Performance Award to the deduction limitations of Section 162(m). A Performance Goal may be expressed in any form as the Committee may determine including, but not limited to: (1) percentage growth; (2) absolute growth; (3) cumulative growth; (4) performance in relation to an index; (5) performance in relation to peer company performance; (6) a designated absolute amount; (7) percent of sales; and (8) per share of common stock outstanding.

              (e)   Performance Measures may be expressed in terms of one or more of the following criteria on which Performance Goals may be based: (1) earnings (either in the aggregate or on a per-share basis, reflecting dilution of shares as the Committee deems appropriate and, if the Committee so determines, net of or including dividends) before or after interest and taxes ("EBIT") or before or after interest, taxes, depreciation and amortization ("EBITDA"); (2) gross or net revenue, or changes in annual revenues; (3) cash flow(s) (including either operating or net cash flows); (4) financial return ratios; (5) total shareholder return, shareholder return based on growth measures or the attainment by the shares of a specified value for a specified period of time, share price or share price appreciation; (6) earnings growth or growth in earnings per share; (7) return measures, including return or net return on assets, net assets, equity, capital or gross sales; (8) adjusted pre-tax margin; (9) pre-tax profits; (10) operating margins; (11) operating profits; (12) operating expenses; (13) net income or net operating income; (14) growth in operating earnings or growth in earnings per share; (15) market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas; (16) aggregate product price and other product measures; (17) expense or cost levels, in each case, where applicable, determined either on a Company-wide basis or in respect of any one or more specified divisions; (18) reduction of losses, loss ratios or expense ratios; (19) operating cost management; (20) debt reduction; (21) productivity improvements; (22) satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures; (23) customer satisfaction based on specified objective goals or a Company-sponsored customer survey; (24) employee satisfaction based on specified objective goals or a Company-sponsored customer survey; (25) employee diversity goals; (26) employee turnover; (27) specified objective social goals, or (28) other strategic events that could alter the normal course of business, the description of which would disclose material competitive information. Any criteria may be measured in absolute terms or as compared to another corporation or corporations. To the extent applicable, any such performance objective shall be determined (i) in accordance with the Company's audited financial statements and generally accepted accounting principles and reported upon by the Company's independent accountants or (ii) so that a third party having knowledge of the relevant facts could determine whether such performance objective is met.

              (f)    The Committee shall determine the terms and conditions of such Awards at the date of grant or, to the extent permitted by Section 162(m) of the Code, thereafter; provided that Performance Goals for determining Covered Employees' Annual Performance Awards shall be established by the Committee not later than the latest date permissible under Section 162(m) of the Code.

              (g)   The Committee shall certify in writing prior to payment of any Annual Performance Award, or other Award hereunder, that the relevant Performance Goals and any other material terms were in fact satisfied.

              8.    Change in Control Provisions.

              The following provisions shall apply in the event of a Change in Control unless otherwise determined by the Committee or the Board in writing at or after the grant of an Award, but prior to the occurrence of such Change in Control:

                  (a)   any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested;

                  (b)   the restrictions, deferral limitations, payment conditions, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested, and any performance conditions imposed with respect to Awards shall be deemed to be fully achieved; and

                  (c)   the value of all outstanding Awards shall, to the extent determined by the Committee at or after grant, be cased out on the basis of the Change in Control Price as of the date the Change in Control occurs or such other date as the Committee may determine prior the Change in Control.

              9.    Loan Provisions.

              Subject to the provisions of the Plan and all applicable federal and state laws, rules and regulations (including the requirements of Regulation G (12 C.F.R. § 207)) and the rules and regulations of any stock exchange on which Stock is listed, the Committee shall have the authority to make Loans to Grantees (on such terms and conditions as the Committee shall determine), to enable such Grantees to purchase shares in connection with the realization of Awards under the Plan. Loans shall be evidenced by a promissory note or other agreement, signed by the borrower, which shall contain provisions for repayment and such other terms and conditions as the Committee shall determine.

              10.    Special Non-Employee Director Awards.

              (a)    Restricted Stock and Restricted Stock Units

                  (i)    Annual Grants.    In addition to any other Award granted hereunder, as of the 2004 Annual Meeting of Shareholders, non-employee directors of the Company will be granted the Restricted Stock Units described in clauses (I) and (II) of this Section 9(a)(i) (the "Automatic Restricted Stock Units"). The grants will be valued using the closing price of a share of Stock on the first business day following each annual meeting of shareholders and will vest 20% each year over five (5) years:

                      (I)   Each non-employee director (a "New Director") who, is elected to the Board for the first time, will at the time such non-employee director is elected and duly qualified, be granted automatically, without action by the Committee, Restricted Stock Units with a value of, effective as of January 1, 2006, $75,000.00.

                      (II)  On the first business day following each annual meeting of shareholders, each non-employee director (other than a New Director) who is continuing service as a member of the Board, will be granted automatically, without action by the Committee, Restricted Stock Units with a value of, effective as of January 1, 2006, $75,000.00.

                  (ii)    In lieu of Annual Retainer.    For the calendar year beginning January 1, 2003, non-employee directors may elect to receive, in lieu of any or all of their annual retainer for a calendar year, Restricted Stock in increments of 5% (i.e., 5%, 10%, 15%, etc.) as follows:

                      (I)   Non-employee directors can elect to receive their Restricted Stock either:

                        i.      during the calendar year in which the annual retainer is to be earned, in quarterly installments equal to the percent of the annual retainer elected to be received in Restricted Stock, divided by four, divided by the price per share of Stock on the last day of each quarter, prorated for any partial calendar year or quarter (for administrative purposes, shares may not actually be distributed until after the end of the year in which the annual retainer was earned), or

                        ii.     on a deferred basis:

                            a.     until they retire from the Board,

                            b.     ten (10) years from the date they retire from the Board,

                            c.     for a period of not less than 1 year and not more than 10 years, in increments of 1 year, or

                            d.     until they retire from their primary employment.

                      (II)  Any election to defer Stock shall be made prior to the year in which the annual retainer subject to deferral shall be paid and shall be irrevocable. Any newly elected non-employee director shall have five (5) days from the date of their election to the Board to elect to defer any percentage hereunder. An election shall continue in effect until revoked. Any Stock for which receipt is deferred shall be matched by the Company by a number of shares equal to not more than 25% of the value of the quarterly amount so deferred, based on the price per share of Stock on the last day of each quarter.

              (b)    Options.

                  (i)    Automatic Options.    Until the calendar year beginning January 1, 2004, at which point this provision shall no longer be applicable, in addition to any other Award granted hereunder, non-employee directors of the Company will be granted the Options described in clauses (i) and (ii) of this Section 9(b)(i) (the "Automatic Options"):

                      (I)   Each non-employee director (a "New Director") who, after the effective date of the Plan, is elected to the Board for the first time, will at the time such non-employee director is elected and duly qualified, be granted automatically, without action by the Committee, an Option to purchase 5,000 shares of Stock.

                      (II)  On the first business day following each annual meeting of the shareholders', each non-employee director (other than a New Director) who is continuing service as a member of the Board, will be granted automatically, without action by the Committee, an Option to purchase 5,000 shares of Stock.

                  (ii)    Elected Options.    Until the calendar year beginning January 1, 2003, at which point this provision shall no longer be applicable, each non-employee director could, at any time prior to the commencement of any calendar year during which he or she was to serve as a member of the Board, irrevocably elect to receive, in lieu of the annual directors' retainer payable to such non-employee director with respect to such calendar year (prorated for any partial calendar year, an Option (an "Elected Option") to purchase shares of Stock. The number of shares of Stock covered by an Elected Option received in lieu of an annual retainer for 2002 shall be the number (rounded to the nearest whole number of shares) equal to (i) the annual, or prorated, retainer divided by (ii) the value per share of the Elected Option, which value shall be equal to thirty three percent (33%) of the exercise price. An Elected Option shall be granted on January 1 of the year following the year in which the annual retainer to which it relates is earned.

              (c)    Terms and Conditions of Options.    Automatic Options and Elected Options shall be subject to the following specific terms and conditions (and shall otherwise be subject to all other provisions of the Plan not in conflict with this Section 9):

                  (i)    Each Automatic Option and each Elected Option shall be a NQSO.

                  (ii)   The exercise price of Automatic Options shall be equal to the Fair Market Value of the shares of Stock subject to such Automatic Options on the date of grant. The exercise price of Elected Options shall be equal to (i) the average closing price of the Stock on the national securities exchange on which the Stock is principally traded on the last trading day in March, June, September and December of the year in which the annual retainer is earned, or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market on the last trading day on which a trade occurs in March, June, September and December of the year in which the annual retainer is earned, or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

                  (iii)  Automatic Options shall be exercisable as to twenty percent (20%) of the Stock subject thereto on the first anniversary of the date of grant, and shall become exercisable as to an additional twenty percent (20%) of such shares on each of the second, third, fourth and fifth anniversaries of such date of grant. Automatic Options shall be exercisable for a period of ten (10) years from the date of grant of such Option; provided that, the exercise period shall be subject to earlier termination in accordance with the provisions of Section 6(b)(iv) hereof. Elected Options shall be exercisable for a period ending ten (10) years from the December 31st of the year in which the retainer was earned.

              11.    General Provisions.

              (a)    Approval.    The Plan shall take effect upon its adoption by the Board, subject to approval by the shareholders of the Company in the manner and to the degree required by applicable laws and regulations, including the applicable rules and regulations of any stock exchange on which the Stock is listed.

              (b)    Nontransferability.    Awards shall not be transferable by a Grantee except by will or the laws of descent and distribution or, if then permitted under Rule 16b-3, pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative.

              (c)    No Right to Continued Employment, Etc.    Nothing in the Plan or in any Award or Loan granted or any Award Agreement, promissory note or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of or to continue as an independent contractor of the Company, any subsidiary or any Affiliate or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement, promissory note or other agreement or to interfere with or limit in any way the right of the Company or any Subsidiary or Affiliate to terminate such Grantee's employment or independent contractor relationship.

              (d)    Taxes.    The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee's tax obligations.

              (e)    Amendment and Termination of the Plan.    The Board may at any time and from time-to-time alter, amend, suspend, or terminate the Plan in whole or in part. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Grantee, without such Grantee's consent, under any Award or Loan theretofore granted under the Plan.

              The Company shall obtain shareholder approval of any Plan amendment to the extent necessary or desirable to comply with applicable law, rule, or regulation. Additionally, notwithstanding anything in the Plan to the contrary, the Board may not, without approval of the Company's shareholders:

                  (i)    materially increase the number of shares of Stock issuable under the Plan, except for permissible adjustment as provided for herein; or

                  (ii)   reprice Options issued under the Plan by lowering the exercise price of a previously granted award, by canceling outstanding Options and issuing replacements, or by otherwise replacing existing Options with substitute Options with a lower price.

              (f)    No Rights to Awards or Loans; No Shareholder Rights.    No Grantee shall have any claim to be granted any Award or Loan under the Plan, and there is no obligation for uniformity of treatment of Grantees. Except as provided specifically herein, a Grantee or a transferee of an Award shall have no rights as a shareholder with respect to any shares covered by the Award until the date of the issuance of a stock certificate to him for such shares.

              (g)    Unfunded Status of Awards.    The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.

              (h)    No Fractional Shares.    No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

              (i)    Regulations and Other Approvals.

                  (i)    The obligation of the Company to sell or deliver Common Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

                  (ii)   Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Common Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Common Stock, no such Award shall be granted or payment made or Common Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

                  (iii)  In the event that the disposition of Common Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Common Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Grantee receiving Common Stock pursuant to the Plan, as a condition precedent to receipt of such Common Stock, to represent to the Company in writing that the Common Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.

              (j)    Governing Law.    The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Maryland without giving effect to the conflict of laws principles thereof.

              (k)    Standard Definition of Retirement.    Effective for all determinations made on or after February 23, 2006, and notwithstanding anything to the contrary in any Award Agreement (whether issued before or after that date), the standard definition of "Retirement" for each Grantee shall mean the termination of employment when any one of the following conditions has been met: (i) being at least fifty-five (55) years old with at least ten (10) years of service to the Company and its Affiliates, (ii) being at least fifty-five years old and having any combination of age plus years of service to the Company and its Affiliates equal to at least sixty-five (65) or (iii) having reached age 55, attainment of the statutory retirement age as defined within the country of the Grantee's residence or citizenship, as applicable. In addition, the Company may in its discretion impose on a Grantee additional conditions regarding non-competition and non-solicitation of clients and employees in order for the Grantee to realize the benefits relating to a qualified Retirement for purposes of this Plan.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS 2 and 3.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE
The Board of Directors recommends a vote FOR the listed nominees.					The Board of Directors recommends a vote FOR Proposals 2 and 3.

1.	Election of Directors		FOR	WITHHOLD			FOR	AGAINST	ABSTAIN
	01 02 03	Henri-Claude de Bettignies Darryl Hartley-Leonard Sir Derek Higgs	☐	☐	2.	Ratification of the appointment of KPMG LLP as independent registered public accounting firm for 2007.	☐	☐	☐
	04 05 06	Lauralee E. Martin Alain Monié Thomas C. Theobald			3.	To approve amendments of the performance-based award provisions used to determine executive compensation under the Jones Lang Lasalle Stock Award and Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Withheld for the nominees you list below: (Write that nominee's name in the space provided below.)					4.	To vote upon any other matters that may properly be presented at the meeting according to their best judgment and in their discretion.

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/jll		TELEPHONE 1-866-540-5760
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        If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

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You can view the Annual Report and Proxy Statement
on the internet at www.joneslanglasalle.com

PROXY	[JONES LANG LASALLE LOGO]

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS — MAY 30, 2007

The undersigned hereby appoints Colin Dyer, Lauralee E. Martin, and Mark J. Ohringer, and each of them, will full power of substitution, to represent the undersigned and as proxies to vote all the Common Stock of Jones Lang LaSalle Incorporated which the undersigned has power to vote, with all powers which the undersigned would possess if personally present at the Annual Meeting of Shareholders to be held on May 30, 2007, or at any adjournment or postponement thereof.

This proxy will be voted as specified by the undersigned. If no choice is specified, this proxy will be voted FOR all the proposals.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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Jones Lang LaSalle Incorporated 200 EAST RANDOLPH DRIVE CHICAGO, ILLINOIS 60601 NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS To Be Held Wednesday, May 30, 2007
Table of Contents PROXY STATEMENT FOR THE 2007 ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Current Committee Membership and Number of Meetings During 2006
Compensation Discussion and Analysis
Stock Ownership of the Named Executive Officers
COMPENSATION COMMITTEE REPORT
COMPENSATION TABLES
Summary Compensation Table
Grants of Plan-Based Awards During 2006
Option Exercises and Stock Vested During 2006
Pension Benefits
Nonqualified Deferred Compensation
Termination and Change in Control Payments
COMMON STOCK SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
INFORMATION ABOUT THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE REPORT
PROPOSAL 3 APPROVAL OF AMENDMENTS OF THE PERFORMANCE-BASED AWARD PROVISIONS USED TO DETERMINE EXECUTIVE COMPENSATION UNDER THE JONES LANG LASALLE STOCK AWARD AND INCENTIVE PLAN
Equity Compensation Plan Information
PROXY SOLICITATION EXPENSE
JONES LANG LASALLE INCORPORATED AMENDED AND RESTATED STOCK AWARD AND INCENTIVE PLAN
TABLE OF CONTENTS
JONES LANG LASALLE INCORPORATED AMENDED AND RESTATED STOCK AWARD AND INCENTIVE PLAN